EXHIBIT 10

NOTE AND WARRANT PURCHASE AGREEMENT

THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is entered into as of December 17, 2013, by and among Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company” or the “Issuer”), and the parties indicated as Purchasers on one or more counterpart signature pages hereof (each a “Purchaser” and collectively the “Purchasers”).

RECITALS

WHEREAS, the Issuer desires to issue and sell up to $1,500,000 in face value of unsecured convertible promissory notes (“Notes”) and warrants for the purchase of up to 1,500,000 shares of the common stock of the Company (“Warrants”), and the Purchasers desire to purchase the Notes to be issued by the Issuer in substantially the form attached hereto as Exhibit “A”, and the Warrants to be issued by the Issuer in substantially the form attached hereto as Exhibit “B”.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Purchase and Sale of Notes and Warrants.

1.1 Purchase and Sale.  Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), the Issuer shall sell, issue and deliver, and each Purchaser shall purchase, a Note and a Warrant in the amounts indicated on the schedule attached hereto as Exhibit “C”.

1.2 Purchase Price. The purchase price of each Note and associated Warrant (the “Purchase Price”) shall be equal to the principal amount of such Note.
2.	Closing, Delivery, and Payment.

2.1 Closing.  The transactions contemplated by this Agreement shall be effectuated at a Closing (“Closing”) which shall take place at 10:00 a.m. no later than December 13, 2013, at the offices of the Company at 5929 Baker Road, Suite 475, Minnetonka, MN 55345 (“Closing Date”), or at such other time or place as the Company and the Purchasers may mutually agree, with such other subsequent Closings at such other times and places as the Company and the Purchasers shall determine.

2.2 Delivery and Payment.  At Closing, subject to the terms and conditions hereof, the Issuer shall deliver to each Purchaser the applicable Note, against payment by such Purchaser of the amount of the Purchase Price payable by such Purchaser by wire transfer (to the account identified by the Company).

3.	Representations and Warranties of the Company.

The Issuer hereby represents and warrants to each Purchaser as of the date of this Agreement and as of the date of Closing as follows:

3.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota.  The Company has all requisite power and authority to own and operate its properties and assets; to execute, deliver, and perform this Agreement, the Notes and the other documents and instruments contemplated hereby or thereby or otherwise made or delivered in connection herewith or therewith (collectively, the “Transaction Documents”) to which it is a party; to issue, sell, and deliver the Notes and the shares of common stock issuable upon conversion thereof (the “Securities”), and the Warrants; and to carry on its business as presently conducted and as presently proposed to be conducted.  The Company is duly qualified, authorized to do business, and in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and properties makes such qualification necessary.

3.2 Capitalization.  The authorized capital of the Company (“Capital Stock”) is as set forth in its quarterly report for the quarterly period ended September 30, 2013 filed with the United States Securities and Exchange Commission (the “Commission”).  All issued and outstanding shares of Capital Stock have been duly authorized and validly issued and are fully paid and non-assessable.  The Securities have been duly and validly reserved for issuance.  The Securities, when issued upon conversion of the Notes, shall be validly issued, fully paid, and non-assessable.

3.3 Authorization; Binding Obligations.  All corporate action on the part of the Company necessary for the authorization, sale, issuance, and delivery of the Notes and, upon conversion thereof, the Securities; the authorization, execution, and delivery of this Agreement and the other Transaction Documents; and, the performance of all obligations of the Company hereunder and thereunder, has been taken.  This Agreement, the Notes, the Warrants and the other Transaction Documents to which it is a party, when executed and delivered, shall be valid and binding obligations of the Company enforceable against it in accordance with their respective terms.

3.4 Financial Statements.  The Company’s quarterly report for the quarterly period ended September 30, 2013 and annual report for the period ended December 31, 2012, both filed with the Commission, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates thereof, and the consolidated results of its operations and its cash flows for the nine months and year then ended in conformity with U.S. generally accepted accounting principles.

3.5 Agreements.  Each of the contracts and agreements material to the conduct of the business of the Issuer as it is presently conducted, assuming due execution and delivery by the other parties to such contracts, agreements, and leases, is legal, valid, and binding, and in full force and effect, and enforceable by the Company in accordance with its terms.

3.6 Intellectual Property.  The Issuer owns or possesses adequate licenses or other rights to use all trademarks, service marks, trade names, copyrights, trade secrets, manufacturing processes, software, formulae, know-how, and other proprietary rights and patents necessary or appropriate for its business as now conducted and as presently proposed to be conducted, without any infringement of the rights of others.

3.7 Compliance with Other Instruments.  The Issuer is in compliance with all of the provisions of its Articles of Incorporation and By-Laws.  Except with respect to the Permitted Indebtedness (as defined in Section 6.2(b) below), the execution, delivery, and performance by the Issuer of this Agreement and each of the other Transaction Documents, the issuance of the Notes and, upon conversion thereof, the Securities, and the fulfillment and compliance with respective terms hereof and thereof by the Issuer, do not and will not (a) conflict with or result in a material breach or violation of the terms, conditions, or provisions of any indenture, agreement, or instrument to which the Issuer is bound, (b) constitute a default under such indenture, agreement, or instrument, (c) result in the creation of any lien, security interest, charge, or encumbrance upon the Company’s Capital Stock or assets pursuant to any such indenture, agreement, or instrument, (d) give any third party the right to accelerate any obligation under any such indenture, agreement, or instrument, or (e) require any authorization, consent, approval, exemption, or other action by or notice to any court, administrative or governmental body, or any third party pursuant to, the Articles or By-Laws of the Issuer, or any law, statute, rule, or regulation to which any Issuer is subject, or any agreement, instrument, order, judgment or decree to which any Issuer is subject, other than the filing of a Form D with the Commission and appropriate blue sky filings with state securities commissions as applicable.

3.8 Litigation.  There is no material action, suit, claim, investigation, arbitration, or other legal or administrative proceeding pending or, to the Issuer’s knowledge, threatened against the Issuer and, to the Issuer’s knowledge, there is no basis for any of the foregoing.  There are no unsatisfied judgments, penalties, or awards against or affecting the Issuer or its respective businesses, properties, or assets.

3.9 Compliance with Laws; Regulatory Permits.  The Issuer is not in violation, in any material respect, of any applicable statute, rule, regulation, order, or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties.  The Issuer has all necessary approvals, clearances, permits, licenses, registrations, and any similar authority necessary for the conduct of its business as now being or presently being proposed to be conducted by it.

3.10 Offering Valid.  Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.2 hereof, the offer, sale, and issuance of the Notes and, upon conversion thereof, the issuance of the Securities, shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and are exempt from registration and qualification under the registration or qualification requirements of  applicable state securities laws.  No Issuer nor any agent on behalf of any Issuer has solicited or shall solicit any offers to sell or has offered to sell or shall offer to sell all or any part of the Securities to any Person so as to bring the sale of such Securities by the Issuer within the registration provisions of the Securities Act or applicable state securities laws.

3.11 Tax Returns and Payments.  All federal, state, local, and foreign tax returns and reports of the Issuer required by law to be filed as of the date of this Agreement have been filed, and such returns and reports are correct and complete, and amounts equal to all taxes and other fees that are due and payable have been fully and timely paid or, in the case of taxes not yet due, fully provided for in the Financial Statements.

3.12 Environmental Regulations.  No notice, notification, demand, request for information, citation, summons, complaint, or order has been received by, and, to each Issuer’s knowledge, no action, claim, suit, proceeding, review, or investigation is pending or threatened against, any Issuer with respect to any matters relating to or arising out of any Environmental Law.  As used herein, “Environmental Law” means any federal, state, local or foreign statute, law, judicial decision, regulation, ordinance, rule, judgment, order, code, injunction, permit, or governmental agreement relating to human health or the environment.

3.13 Periodic reports filed with the Commission.  As of the date of this Agreement, (A)  the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Company’s periodic reports and other information filed with the Commission, and (B) there has not been any change in the capital stock of the Company (other than a change in the number of outstanding shares of the Company’s common stock, $0.01 par value (the “Common Stock”) due to the issuance of shares upon the exercise of outstanding options or warrants and restricted stock awards granted in connection with standard director compensatory arrangements) or any material adverse change in the business, affairs, operations, properties, financial condition or results of operations of the Company taken as a whole, otherwise than as set forth in the Company’s previously filed periodic reports and other information filed with the Commission.

3.14 Labor Relations.  There are no pending or, to each Issuer’s knowledge, threatened or anticipated (a) employment discrimination charges or complaints against or involving the Issuer before any federal, state, or local board, department, commission, or agency, or (b) unfair labor practice charges or complaints, disputes, or grievances affecting the Issuer.  None of the employees of the Issuer are represented by any labor unions nor, to the Issuer’s knowledge, is any union organization campaign in progress.

3.15 Insurance.  The Issuer has in full force and effect fire, casualty, liability, and other insurance policies of such types and amounts and with such coverage as are typically carried by companies of established reputations in a business and position similar to that of the Issuer.

3.16 Disclosure.  The Issuer has only provided each Purchaser with the information that such Purchaser has requested in deciding whether to purchase any Notes.  In addition, the Issuer has required each Purchaser to acknowledge receipt and review of (i) the Company’s most recent Cautionary Statement, filed with the Commission on May 23, 2013, and (ii) the Liquidity and Capital Resources discussion from the Company’s Form 10-Q for the quarter ended September 30, 2013, filed with the Commission on November 8, 2013, each of which are attached hereto as Exhibit “D”, prior to making an investment decision regarding the Notes.

4.	Representations and Warranties of Purchasers.

Each Purchaser hereby represents and warrants to the Issuer, effective as of the date of this Agreement and as of the date of Closing, as follows:

4.1 Requisite Power and Authority.  The Purchaser, if an entity and not a natural person, is duly organized or incorporated and validly existing under the laws of the jurisdiction of its organization or incorporation and has full partnership, corporate, or other power and authority under its governing instruments and such laws to conduct its business as now conducted and to execute and deliver this Agreement and the other Transaction Documents to which it is a party.  All action on the part of the Purchaser necessary for the authorization, execution, delivery, and performance of all obligations of the Purchaser under this Agreement and the other Transaction Documents to which it is a party has been taken prior to or concurrently with the Closing.  Upon their execution and delivery, this Agreement and the other Transaction Documents to which it is a party shall be valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application affecting enforcement of creditors’ rights, and by general principles of equity that restrict the availability of equitable remedies.

4.2 Investment Representations.  The Purchaser understands that the issuance of the Notes, the Common Stock issuable upon conversion of the Notes (the “Conversion Shares,”), the Warrants, and the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”)  have not been registered under the Securities Act.  The Purchaser also understands that such securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations contained in the Agreement.  The Purchaser hereby represents and warrants to the Company as follows:

(a) Purchaser Bears Economic Risk.  The Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect such Purchaser’s own interests.  The Purchaser must bear the economic risk of this investment indefinitely unless the Notes, Conversion Shares, Warrants, or Warrant Shares are registered pursuant to the Securities Act, or an exemption from registration is available.  The Purchaser understands that the Company has no intention of registering the Notes, Conversion Shares, Warrants, or Warrant Shares.  The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will become  available and that, even if it becomes available, such exemption may not allow the Purchaser to transfer all or any portion of the Notes, Conversion Shares, Warrants, or Warrant Shares  under the circumstances, in the amounts or at the times the Purchaser might propose.

(b) Acquisition for Own Account.  The Purchaser is acquiring the Notes, Conversion Shares, Warrants, and Warrant Shares for the Purchaser’s own account for investment only, and not with a view towards their distribution.

(c) Purchaser Can Protect Its Interest.  The Purchaser acknowledges that the Issuer has not prepared and distributed any disclosure documents in connection with the issuance of the Notes, Conversion Shares, Warrants, or Warrant Shares except for this Agreement (including its exhibits and schedules).  The Purchaser acknowledges that it has had an opportunity to review the Issuer’s public filings with the Commission, and to ask questions of and receive answers from the Issuer, or a person or persons acting on its behalf, concerning the terms and conditions and all other aspects of investment in the Company and the Notes.  The Purchaser represents that by reason of its, or of its management’s, business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement.

(d) Accredited Purchaser.  The Purchaser represents that it is an accredited investor within the meaning of Rule 506 of Regulation D under the Securities Act, as more specifically set forth on the Accredited Investor Certification attached hereto as Exhibit “E”.

(e) Risk Factors. The Purchaser hereby acknowledges receipt, review and understanding of the Cautionary Statement and Liquidity and Capital Resources disclosure attached hereto as Exhibit D.

(f) OFAC.  To comply with applicable U.S. laws, including but not limited to the International Anti-Money Laundering and Financial Anti-Terrorism Abatement Act of 2001 (Title III of the USA PATRIOT Act), Purchaser represents and warrants that all payments by such Purchaser to the Company and all securities or payments made or distributions paid to the Purchaser from the Company will be made only in the Purchaser’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States.

(g) Brokers.  No agent, broker, investment banker, person or firm acting on behalf of or under the authority of such Purchaser is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated by this Agreement.  Such Purchaser agrees to indemnify the Company for any claims, losses or expenses incurred by the Company in connection with any claim for any such fees or commissions.

4.3 Investment Representations.  The Purchaser understands and agrees that the Notes are expressly subordinated to the Company’s senior debt to Silicon Valley Bank, as described in Schedule 6.2(b). At Closing the Purchaser will enter into a Subordination Agreement with Silicon Valley Bank in the form attached as Exhibit “F”.

5.	Survival of Representations and Warranties.
5.1 The representations and warranties made herein are made as of the date of this Agreement and as of the date of Closing.

6.	Post-Closing Covenants.

6.1 Affirmative Covenants of the Issuer.  From the date hereof until the date on which all Notes, or any successor, substitute, or replacement Notes shall have been paid in full or converted pursuant to the terms herein and contained in the Notes, the following shall be true and/or the Issuer shall take, or permit or cause to be taken, each of the following actions, as applicable, unless otherwise provided by the prior written consent of Majority Purchasers (as defined below):

(a) Information Rights.  The Issuer shall maintain a standard system of accounts in accordance with generally accepted accounting principles consistently applied, and shall keep full and complete financial records, and shall file with the EDGAR system of the Commission quarterly and year-to-date financial statements, and audited financial statements, within the statutorily required period pursuant to Rule 12b-2 of the Securities Exchange Act of 1934.

(b) Corporate Existence.  The Issuer shall at all times preserve and keep in full force and effect its corporate existence and licenses, authorizations, permits, rights, and franchises material to the business of the Issuer, and shall qualify to do business as a foreign corporation in all jurisdictions in which the nature of its activities and properties (both owned and leased) makes such qualification necessary.

(c) Payment of Taxes.  The Issuer shall pay and discharge all taxes, assessments, and governmental charges or levies imposed upon such Issuer or upon its respective income or profits, or upon any respective properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any such properties, provided that the Issuer shall not be required to pay any such tax, assessment, charge, levy, or claim which is being contested in good faith and by proper proceedings if such Issuer shall have set aside on its books adequate reserves with respect thereto.

(d) Compliance with Laws, etc. The Issuer shall comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority.

(e) Reservation of Securities.  The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, a number of shares sufficient to allow the conversion in full of all of the Notes.  The Company shall take all such actions as may be necessary to assure that all the Securities may be issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which such Securities may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

(f) Notice of Adverse Change. The Company shall as promptly as practicable under the circumstances, but in any event within three (3) days, give notice to each 7

Purchaser after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:
(i) any Event of Default (as defined in the Notes);
(ii) any other event of noncompliance by the Issuer under this Agreement; or

(iii) the institution of an action, suit, or proceeding against the Issuer before any court, administrative agency, or arbitrator including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition, or results of operations of Issuer, taken as a whole, whether or not arising in the ordinary course of business.

6.2 Negative Covenants of the Issuer.  From the date hereof until the date on which all Notes, or any successor, substitute or replacement Notes, shall be paid in full or converted, the Issuer shall not take, or permit or cause to be taken, any of the following actions without the prior written consent of Purchasers holding a majority of the aggregate outstanding principal amount of the Notes (“Majority Purchasers”):

(a) Redeem or repurchase any outstanding Capital Stock or declare or pay or set aside for payment any dividend or distribution to any stockholder or on account of any Capital Stock of the Company;

(b) Create, incur, or suffer to exist any indebtedness other than the following (collectively, “Permitted Indebtedness”):  (i) indebtedness existing on the date hereof and set forth in Schedule 6.2(b); (ii) any indebtedness approved by Majority Purchasers at any time, or (iii) indebtedness which is expressly subordinated to the Notes.

7.	Conditions to Closing.

The obligation of any Purchaser to pay the Purchase Price of any Note being purchased by such Purchaser on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a)All required Transaction Documents shall be fully-executed and delivered;

(b)All of the representations and warranties of the Issuer contained in this Agreement shall be true as of the date of this Agreement.  All of such representations and warranties shall be deemed to have been made again as of the Closing Date and shall be true as of the time of Closing; and

(c)Issuer shall have caused all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing to be so performed or complied with.

8.	Consent of Purchasers.

8.1 Any action, election, consent, or other right of a Purchaser hereunder (including but not limited to any consent required pursuant to Section 9.6 hereof) may be made, given, and/or exercised in writing by the Majority Purchasers in their sole discretion.  Such action, election, consent, or other right exercised may be affected by any available legal means, including at a meeting, by written consent, or otherwise.  Any such action, election, consent, or other right exercised by Majority Purchasers shall apply to and be binding upon all Purchasers.

9.	Miscellaneous.
9.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware, without reference to its conflicts of law principles.

9.2 Successors and Assigns.  The Issuer may not assign its rights hereunder or any part thereof to any other Person, and any attempted assignment shall be void.  Any Purchaser may assign or transfer any Note that it owns, provided that the assignee of such Note becomes, as of the effective date of any such assignment, a party to this Agreement, and executes an Accredited Investor Certification.  Subject to the foregoing, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Securities from time to time.

9.3 Further Assurance.  Each party shall execute such other documents and instruments, give such further assurance and perform such acts as are or may become necessary or appropriate to effectuate and carry out the provisions of this Agreement.

9.4 Entire Agreement.  This Agreement, the Notes, the Warrants and the other Transaction Documents constitute the entire agreement between the Issuer and the Purchasers with respect to the purchase and sale of the Notes and supersede all prior communications and agreements of the Issuer and the Purchaser with respect to the subject matter hereof and thereof.  All Exhibits and Schedules hereto are hereby incorporated herein by reference.  Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.5 Severability.  In case any provision of the Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.6 Amendment. This Agreement may be amended or modified by the mutual agreement of the Issuer and Majority Purchasers.

9.7 Notices.  Any notice provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; by delivering the same in person to such party; by depositing with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt; or by facsimile, telecopy or electronic mail.  Notice given in accordance herewith shall be effective the date the same is deposited in the mail, delivered to a nationally recognized overnight courier, telecopied, faxed or delivered by electronic mail.  All notices to the Issuer shall be sent in care of the Company at 5929 Baker Road, Suite 475, Minnetonka MN 55345, FAX: (952) 974 7787, Attention: Chief Executive Officer, skoller@wirelessronin.com, with a copy to Briggs and Morgan, PA, 80 S. 8th St. Suite 2200, Minneapolis, MN 55402, Attention: Brett D. Anderson, banderson@briggs.com.  All notices to Purchasers shall be sent to the address set forth on the signature pages hereof.  Either the Issuer or the Purchasers may designate a new address for notices upon ten (10) days’ advance written notice to the other parties.

9.8 Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

9.9 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Signatures delivered via electronic mail utilizing .pdf or other format shall be deemed original signatures for all purposes hereunder.

9.10 Waiver of Trial by Jury.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH ISSUER AND EACH PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.11 Pronouns.  All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

WIRELESS RONIN TECHNOLOGIES, INC.

By:  /s/ Scott Koller

      Scott Koller, President & Chief Executive Officer

PURCHASER SIGNATURE PAGE

TO NOTE AND WARRANT PURCHASE AGREEMENT

Aggregate Purchase Price to be Paid by the Purchaser: $__________________________

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: December __, 2013

PURCHASER

By:

Print Name:

Title:

E-mail address:

Name in which Note(s)

are to be registered:

Mailing Address:

__________________________________________________________

__________________________________________________________

State of residence (for securities compliance purposes): __________

Address for delivery of Note(s) (if different):

__________________________________________________________

__________________________________________________________

Taxpayer Identification Number:

Manner of Settlement: As described in Section 2.2 of the Note and Warrant Purchase Agreement

EXHIBIT A

FORM OF NOTE

NEITHER THIS NOTE NOR ANY OF THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION.  BY ACQUIRING THIS NOTE, THE HOLDER REPRESENTS THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THIS NOTE OR ANY SECURITIES INTO WHICH IT MAY BE CONVERTED WITHOUT REGISTRATION OR COMPLIANCE WITH AN EXEMPTION FROM REGISTRATION UNDER THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER.

UNSECURED CONVERTIBLE PROMISSORY NOTE

$[ ] [December __], 2013

FOR VALUE RECEIVED, Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company” or the “Maker”), intending to be legally bound, hereby promises to pay to the order of _______________, or its successors, heirs or assigns (the “Holder”), in lawful money of the United States of America, the principal sum of __________________ Dollars ($_____________), together with interest on the outstanding principal amount under this Note outstanding from time to time.

1.Purpose.  This Note is one of a series of 4% Unsecured Convertible Promissory Notes (the “Notes”) made and delivered by the Maker pursuant to the terms of that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”) dated as of [December ], 2013 (the “Original Issue Date”), by and among the Maker and the purchasers of the Notes thereunder (the “Holders”).  This Note, and the associated Company common stock warrants, is issued by the Maker under the Purchase Agreement.  All capitalized terms used and not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.Interest.  Interest on this Note shall accrue from the date hereof until payment in full of all amounts payable hereunder, at an annual rate equal to four percent (4%) (the “Interest Rate”), and be payable until the earlier of the Maturity Date (as defined below) or conversion or repayment pursuant to Section 5 below.  Interest shall be calculated on the basis of a 360-day year of twelve 30-day months, based on the actual number of days elapsed.  From and after the occurrence of any Event of Default (as defined below) and during the pendency thereof, the Interest Rate shall be an annual rate equal to fifteen percent (15%), and any accrued but unpaid interest shall be compounded annually.

3.Maturity Date.  Unless converted by the Holder pursuant to the terms of Section 5 below, the principal amount of this Note, together with all accrued interest thereon, shall be due and payable in full on [December ], 2015 (“Maturity Date”).

4.Prepayment.  On or after three months after the Original Issue Date, the Maker may prepay all or any portion of the outstanding principal balance or accrued interest hereunder.

5.Conversion; Repayment.

5.1Optional Conversion.  The unpaid principal amount of this Note and/or any accrued and unpaid interest may be converted, in whole or in part from time to time, at the option of the Holder at any time, into shares of the Company’s common stock, $0.01 par value (the “Common Stock”) at a conversion price of $0.50 per share (the “Conversion Price”).

5.2Procedure.  Upon conversion of this Note into shares of Common Stock pursuant to Section 5.1 hereof, the Holder shall present this Note to the Company accompanied by an executed conversion notice, the form of which is attached hereto as Exhibit A (the “Conversion Notice”).  The Conversion Notice shall state the name or names (with address(es)) in which the certificate or certificates for shares of Common Stock issuable on such conversion (the “Conversion Shares”) shall be issued, and the amount of principal and/or accrued interest to be converted.  As soon as practicable after the receipt of such Conversion Notice and the presentation of this Note, the Company shall (a) issue and deliver to the Holder a certificate or certificates for the Conversion Shares, (b) provide for any fractional shares as provided in Section 5.4 hereof, and (c) if such conversion is of less than the entire balance of principal and accrued and unpaid interest hereunder, issue and deliver to the Holder a replacement Note in substantially the form of this Note, in the amount of the balance not converted.  Such conversion shall be deemed to have been effected on the earliest date (the “Conversion Date”) the Conversion Notice shall have been received by the Company and this Note shall have been presented as aforesaid.  Upon the Conversion Date, the Holder’s rights under this Note shall cease (to the extent this Note is so converted) and the person or persons in whose name or names any certificate or certificates for the Conversion Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of such Conversion Shares.

5.3Equitable Adjustment.  If the Company, at any time while this Note is outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (d) issue shares of capital stock of the Company by reclassification or conversion of shares of the Common Stock or any class of preferred stock, then the Conversion Price shall be equitably adjusted based upon the proportionate increase of outstanding shares resulting from such action (i.e., if shares of capital stock increase by 2.0%, the conversion price shall be decreased by the same percentage).  Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend, distribution or actual conversion and shall become effective immediately after the effective date in the case of a subdivision, conversion, combination or re-classification.

5.4Fractional Shares.  No fractional shares of Common Stock shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion.

5.5Mandatory Conversion.  The unpaid principal amount of this Note and/or any accrued and unpaid interest will be mandatorily converted, by the Company sending a written notice of conversion, with accounting of such conversion to the Holder within 10 days of the following events: (i) on or after twelve (12) months after the Original Issuance Date, the average price of the Company’s Common Stock (on any exchange or trading platform other than the OTC Pink marketplace) is equal to or greater than one dollar and fifty cents ($1.50) for twenty (20) consecutive trading days; or (ii) on or after six (6) months after the Original Issuance Date, the Company closes on the issuance of additional equity or equity-linked capital in an amount equal to or greater than three million dollars ($3,000,000) in aggregate.

5.6Repayment on Fundamental Transaction.  If, at any time while the Notes are outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, or governmental authority (“Person”), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding shares of Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or Persons whereby such other Person or Persons acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each, a “Fundamental Transaction”), then, the principal and accrued but unpaid interest of this Note shall be due and immediately payable upon closing of any Fundamental Transaction (or in the case of a Fundamental Transaction with multiple closing, the initial closing), at the Holder’s option.

6.Priority.  The Maker represents, warrants, covenants, and agrees that the Notes are senior to any existing indebtedness of the Company as of the issuance date of the Notes; provided, however, that the Notes are subordinate to the Company’s existing indebtedness to Silicon Valley Bank pursuant to that certain Loan and Security Agreement dated March 18, 2010, as amended from time to time.

7.Defaults.

7.1Events of Default.  The occurrence of any one or more of the following events shall constitute an event of default hereunder (“Event of Default”):

7.1.1The Maker fails to make any payment of principal, interest or both when due under this Note, which failure continues for a period of five (5) days;

7.1.2The Maker fails to observe and perform any other covenant or agreement on the Maker’s part to be observed or performed under this Note, which failure continues for a period of ten (10) days after notice of such failure has been delivered to the Company;

7.1.3The Maker fails to observe and perform any of the covenants or agreements on their part to be observed or performed under the Purchase Agreement or any other Transaction Document and such failure shall continue for more than ten (10) days after notice of such failure has been delivered to the Company;

7.1.4Any representation or warranty made by the Company in the Purchase Agreement or any other Transaction Document is untrue in any material respect as of the date of such representation or warranty;

7.1.5The Maker defaults beyond any period of grace provided with respect thereto in the payment of principal of or interest on any obligation (other than the Notes) in respect of borrowed money;

7.1.6The Maker admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy or a petition to take advantage of any insolvency act, makes an assignment for the benefit of its creditors, consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, on a petition in bankruptcy filed against it be adjudicated a bankrupt, or files a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof;

7.1.7A court of competent jurisdiction enters an order, judgment or decree appointing, without the consent of the Maker, a receiver of the Maker or of the whole or any substantial part of its property, or approving a petition filed against the Maker seeking reorganization or arrangement of the Maker under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within 60 days from the date of entry thereof;

7.1.8Any court of competent jurisdiction assumes custody or control of the Maker or of the whole or any substantial part of its property under the provisions of any other law for the relief or aid of debtors, and such custody or control is not be terminated or stayed within 60 days from the date of assumption of such custody or control; or

7.1.9Final judgment for the payment of money in excess of $100,000 is rendered by a court of record against the Maker and the Maker does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereon within 60 days from the date of entry thereof and within said period of 60 days, or such longer period, during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

7.2Notice by the Maker.  The Maker shall notify the Holder in writing as soon as practicable under the circumstances but in any event within three (3) days after the occurrence of any Event of Default of which the Maker acquires knowledge.

7.3Remedies.  Upon the occurrence of any Event of Default, the entire unpaid principal balance hereunder plus all interest accrued and unpaid thereon and all other sums due and payable to the Holder under this Note shall, at the option of the Holder, become due and payable immediately without presentment, demand, notice of nonpayment, protest, notice of protest or other notice of dishonor, all of which are hereby expressly waived by the Maker.  To the extent permitted by law, the Maker waives the right to and stay of execution and the benefit of all exemption laws now or hereafter in effect.  In addition to the foregoing, upon the occurrence of any Event of Default, the Holder may forthwith exercise singly, concurrently, successively or otherwise any and all rights and remedies available to the Holder by law, equity or otherwise.

7.4Remedies Cumulative, etc.

7.4.1No right or remedy conferred upon or reserved to the Holder under this Note, or now or hereafter existing at law or in equity or by statute or other legislative enactment, is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and shall be in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.  No act of the Holder shall be deemed or construed as an election to proceed under any one such right or remedy to the exclusion of any other such right or remedy; furthermore, each such right or remedy of the Holder shall be separate, distinct and cumulative and none shall be given effect to the exclusion of any other.

7.4.2The Maker waives personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served if served by registered or certified mail and electronic mail to the attention of the Company in accordance with the notice provisions set forth in the Purchase Agreement and the Maker expressly waives any and all defenses to an exercise of personal jurisdiction by any such court.

7.5Costs and Expenses.  The Maker will pay upon demand all reasonable costs and expenses of the Holder, including attorneys’ fees, incurred by the Holder in enforcing its rights and remedies hereunder.  Any amount thereof not paid promptly following demand therefor shall be added to the principal sum hereunder and shall bear interest at the Interest Rate from the date of such demand until paid in full.  If the Holder brings suit (or files any claim in any bankruptcy, reorganization, insolvency or other proceeding) to enforce any of its rights hereunder and shall be entitled to judgment (or other recovery) in such action (or other proceeding), then the Holder may recover, in addition to all other amounts payable hereunder, its reasonable expenses in connection therewith, including attorneys’ fees, and the amount of such expenses shall be included in such judgment (or other form of award).

8.Exchange or Replacement of Note.

8.1Exchange.  The Holder, at its option, may in person or by duly authorized attorney surrender the Note for exchange at the office of the Company, and at the expense of the Maker receive in exchange therefor a new Note in the same aggregate principal amount as the aggregate unpaid principal amount of the Note so surrendered and bearing interest at the same annual rate as the Note so surrendered, each such new Note to be dated as of the Original Issue Date and to be in such principal amount and payable to such person or persons, or order, as such holder may designate in writing.

8.2Replacement.  Upon receipt by the Maker of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note and (in case of loss, theft or destruction) of indemnity satisfactory to it, and upon surrender and cancellation of this Note, if mutilated, the Maker will make and deliver a new Note of like tenor in lieu of this Note.

9.Miscellaneous.

9.1Amendments, Waivers and Consents. This Note may be amended, modified, or supplemented, and waiver or consents to departures from the provisions of the Note may be given, if the Maker and one or more Holders comprising the Majority Purchasers consent to the amendment, modification, waiver, or consent.

9.2Severability.  In the event that for any reason one or more of the provisions of this Note or their application to any person or circumstance shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible.  In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

9.3Assignment; Binding Effect.  The Maker may not assign this Note without the prior written consent of the Holder.  Any attempted assignment in violation of this Section 9.3 shall be null and void.  Subject to the foregoing, this Note inures to the benefit of the Holder, its successors and assigns, and binds each of the Maker, and its successors and permitted assigns, and the words “Holder” and “Maker” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

9.4Notice Generally.  All notices required to be given to any of the parties hereunder shall be given as set forth in the Purchase Agreement.

9.5Governing Law.  This Note will be governed by the laws of the State of Delaware without regard to its conflicts of laws principles.

9.6Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH MAKER AND THE HOLDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER TRANSACTION DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.7Section Headings, Construction.  The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Note unless otherwise specified.  All words used in this Note will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the words “hereof” and “hereunder” and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

IN WITNESS WHEREOF, the Maker has executed and delivered this Note as of the date first stated above.

WIRELESS RONIN TECHNOLOGIES, INC.

/s/ Scott Koller

Scott Koller

President & Chief Executive Officer

EXHIBIT A

WIRELESS RONIN TECHNOLOGIES, INC.

UNSECURED CONVERTIBLE PROMISSORY NOTE

CONVERSION NOTICE

To Whom It May Concern:

The undersigned holder of this Note hereby exercises the option to convert this Note, plus accrued and unpaid interest, in whole or in part as set forth below, into shares of Common Stock of Wireless Ronin Technologies, Inc., a Minnesota corporation, in accordance with the terms of the Unsecured Convertible Promissory Note, dated [December  ], 2013, and directs that the shares issuable and deliverable upon the conversion be issued in the name of and delivered to the undersigned unless a different name has been indicated below.  If this conversion involves fractional shares, please issue the related check to the same person entitled to receive the shares.

Dated: ____________________

Amount of principal to be converted: $________________________

Amount of accrued but unpaid interest to be converted: $________________________

If shares are to be issued

otherwise than to owner:

Tax Identification

Number of Transferee ________ ___________________________________

Signature of the Holder

(Please print name and address of transferee (including zip code))

__________________________

__________________________

__________________________

EXHIBIT B

FORM OF WARRANT

Wireless Ronin Technologies, Inc.

WARRANT TO PURCHASE COMMON STOCK

Neither this Warrant nor any of the securities issuable upon exercise of this Warrant have been registered under the Securities Act of 1933 or under the securities laws of any other jurisdiction.  By acquiring this Warrant, the Holder represents that the Holder will not sell or otherwise dispose of this Warrant or the securities into which it may be exercised without registration or compliance with an exemption from registration under the aforesaid acts and the rules and regulations thereunder.

Number of Shares of Common Stock:  [__________]

Date of Issuance:  December __, 2013 (“Issuance Date”)

THIS CERTIFIES THAT, for value received, [______________] (including its permitted registered assigns, the “Holder”), is entitled to purchase from Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), up to [____________] shares of Common Stock  (the “Warrant Shares”) at the Exercise Price then in effect.  This warrant (the “Warrant”) is issued by the Company as of the date hereof pursuant to that certain Note and Warrant Purchase Agreement dated December __, 2013 between the Company and the Holder (the “Purchase Agreement”).  For purposes of this Warrant, “Exercise Price” shall mean $0.75 per share, subject to adjustment as provided herein, and “Exercise Period” shall mean the period commencing on December __, 2013 and ending on 5:00 p.m. New York time on December __, 2016.

1.EXERCISE OF WARRANT.

(a)Mechanics of Exercise.  Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant.  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice, and upon receipt by the Company of (i) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds or (ii) notification from the Holder that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(c)), the Company shall issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  Upon delivery of the Exercise Delivery Documents, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(c) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three business days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

(b)No Fractional Shares.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.  If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of a Warrant Share by such fraction.

(c)Cashless Exercise.   The Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Weighted Average Price of the shares of Common Stock for the five consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

2.ADJUSTMENTS.  The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)Subdivision or Combination of Common Stock.  If the Company at any time on or after the date of the Purchase Agreement subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased.  If the Company at any time on or after the date of the Purchase Agreement combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased.  Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b)Distribution of Assets.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i)any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction of which (i) the numerator shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Common Stock, and (ii) the denominator shall be the Closing Sale Price of the shares of Common Stock on the Trading Day immediately preceding such record date; and

(ii)the number of Warrant Shares shall be increased to a number of shares equal to the number of shares of Common Stock obtainable immediately prior to the close of business on the record date fixed for the determination of holders of shares of Common Stock entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i); provided that in the event that the Distribution is of shares of common stock of a company (other than the Company) whose common stock is traded on a national securities exchange or a national automated quotation system (“Other Shares of Common Stock”), then the Holder may elect to receive a warrant to purchase Other Shares of Common Stock in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Shares of Common Stock that would have been payable to the Holder pursuant to the Distribution had the Holder exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i) and the number of Warrant Shares calculated in accordance with the first part of this clause (ii).

(c)Other Events.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock units or other rights with equity features pro rata to the holders of the Company’s Common Stock), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder.  For the avoidance of doubt, the parties agree this Section 2(c) shall not apply to (i) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the SEC Reports, or (ii) the issuance of Common Stock, stock options, stock appreciation rights, restricted stock units, or other forms of equity compensation under the Company’s equity incentive plans or employee stock purchase plan described in the SEC Reports.

3.PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)Purchase Rights.  In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or other property, including options, warrants or other rights to purchase stock, warrants, securities or other property, pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b)Fundamental Transactions.  If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares of Common Stock for other securities, cash or property or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 2(a) above) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive the number of shares of Common Stock of the successor or acquiring corporation or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination).  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to exercise such warrant into Alternate Consideration.  Notwithstanding anything to the contrary, in the event of a Fundamental Transaction, then the Company or any successor entity shall at the Holder’s option, exercisable at any time concurrently with or within thirty (30) days after the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the value of this Warrant as determined in accordance with the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg using (i) a price per share of Common Stock equal to the Weighted Average Price of the Common Stock for the Trading Day immediately preceding the date of consummation of the applicable Fundamental Transaction, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (iii) an expected volatility equal to the lesser of (A) the thirty (30) day volatility obtained from the “HVT” function on Bloomberg determined as of the end of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction or (B) 70%.

4.NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as this

Warrant is outstanding, have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

5.WARRANT HOLDER NOT DEEMED A SHAREHOLDER.  Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6.REISSUANCE OF WARRANTS.

(a)Lost, Stolen or Mutilated Warrant.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b)Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

7.TRANSFER.

(a)Notice of Transfer. The Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder’s intention to do so, describing briefly the manner of any proposed transfer.  Promptly upon receiving such written notice, the Company shall present copies thereof to the Company’s counsel.  If the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder thereof, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute the Assignment of Warrant attached hereto as Exhibit B and such other documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

(b)If the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Holder will limit its activities in respect to such transfer or disposition as are permitted by law.

8.NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9.7 of the Purchase Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock or other property, pro rata to the holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

9.AMENDMENT AND WAIVER.  The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder.

10.GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.

11.DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price, the Closing Sale Price or the arithmetic calculation of the Warrant Shares, the Company or the Holder (as the case may be) shall submit the disputed determinations or arithmetic calculations via facsimile (a) within two (2) business days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder, as the case may be, or (b) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price, Closing Sale Price or the Warrant Shares within three (3) business days of such disputed determination or arithmetic calculation being submitted to the Company or the Holder (as the case may be), then the Company shall, within two (2) business days thereafter submit via facsimile (x) the disputed determination of the Exercise Price or Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (y) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) business days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

12.REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the Purchase Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

13.ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

14.CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a)“Bloomberg” means Bloomberg Financial Markets.

(b)“Closing Sale Price” means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or (iii) if no last trade price is reported for such security by Bloomberg, the average of the bid and ask prices of any market makers for such security as reported in the “pink sheets” by Pink OTC Markets Inc.  If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c)“Common Stock” means (i) the Company’s common stock, par value $0.01 per share, and (ii) any share capital into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(d)“Principal Market” means the primary national securities exchange on which the Common Stock is then traded.

(e)“Trading Day” means (i) any day on which the Common Stock is listed or quoted and traded on its Principal Market, (ii) if the Common Stock is not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on the OTC Bulletin Board (or any successor thereto), or (iii) if trading does not occur on the OTC Bulletin Board (or any successor thereto), any business day.

(f)“Weighted Average Price” means, for any security as of any date, (i) the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg or (ii) if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City time, and ending at 4:00:00 p.m., New York City time, as reported by Bloomberg, or (iii) if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink OTC Markets Inc.  If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 11 with the term “Weighted Average Price” being substituted for the term “Exercise Price.”  All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

WIRELESS RONIN TECHNOLOGIES, INC.

By:/s/ Scott Koller

Scott Koller

President and Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered holder to exercise this

Warrant to Purchase Common Stock.)

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Common Stock (“Warrant Shares”) of Wireless Ronin Technologies, Inc., a Minnesota corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock (the “Warrant”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.  Form of Exercise Price.  The Holder intends that payment of the Exercise Price shall be made as (check one):

☐   a Cash Exercise with respect to _________________ Warrant Shares; and/or

☐   a “Cashless Exercise” with respect to _______________ Warrant Shares.

2.  Payment of Exercise Price.  In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3.  Delivery of Warrant Shares.  The Company shall deliver to the holder __________________ Warrant Shares in accordance with the terms of the Warrant.

Date: _________________, ______

(Print Name of Registered Holder)

By:

Name:

Title:

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ____________________ the right to purchase _______________ shares of Common Stock of Wireless Ronin Technologies, Inc., to which the within Warrant relates and appoints ____________________, as attorney-in-fact, to transfer said right on the books of Wireless Ronin Technologies, Inc. with full power of substitution in the premises.  By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated: __________________

(Signature)

(Name)

(Address)

(Social Security or Tax Ident. No.)

*The signature on the Assignment of Warrant must correspond to the name as written upon the face of the Warrant in every particular without alteration or enlargement or any change whatsoever.  When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

EXHIBIT C

SCHEDULE OF PURCHASERS

C-1

EXHIBIT  D

RISK FACTORS AND LIQUIDITY AND CAPITAL RESOURCES DISCLOSURE

Cautionary Statement filed May 23, 2013

Wireless Ronin Technologies, Inc., or persons acting on our behalf, or outside reviewers retained by us making statements on our behalf, or underwriters of our securities, from time to time, may make, in writing or orally, “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This Cautionary Statement, when used in conjunction with an identified forward-looking statement, is for the purpose of qualifying for the “safe harbor” provisions of the Litigation Reform Act and is intended to be a readily available written document that contains factors which could cause results to differ materially from such forward-looking statements. These factors are in addition to any other cautionary statements, written or oral, which may be made, or referred to, in connection with any such forward-looking statement.

The following matters, among others, may have a material adverse effect on our business, financial condition, liquidity, results of operations or prospects, financial or otherwise, or on the trading price of our common stock. Reference to this Cautionary Statement in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of the following factors may cause actual results to differ materially from those in such forward-looking statement or statements.

Risks Related to Our Business

Our registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

In its report dated March 1, 2013, our independent registered public accounting firm, Baker Tilly Virchow Krause, LLP, stated that our financial statements for the fiscal year ended December 31, 2012, were prepared assuming that we would continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should our company be unable to continue as a going concern. However, our auditor also expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses suffered from operations. We do not currently have sufficient capital resources to fund operations beyond September 2013. We continue to experience operating losses. At present, we have no commitments for any additional financing. Because we have received an opinion from our auditor that substantial doubt exists as to whether our company can continue as a going concern, it may be more difficult for our company to attract investors, secure debt financing or bank loans, or a combination of the foregoing, on favorable terms, if at all. Our future depends upon our ability to obtain financing and upon future profitable operations. If we are unable to generate sufficient revenue, find financing, or adjust our operating expenses so as to maintain positive working capital, then we likely will be forced to cease operations and investors will likely lose their entire investment. We can give no assurance as to our ability to generate adequate revenue, raise sufficient capital, sufficiently reduce operating expenses or our ability to continue as a going concern.

Our operations and business are subject to the risks of an early stage company with limited revenue and a history of losses, operating in a developing industry. We have incurred losses since inception, and we have had only limited revenue. We may not ever become or remain profitable.

Since inception, we have had limited revenue from the sale of our products and services, and we have incurred net losses. We incurred net losses of $5.4 million and $6.7 million for the years ended

December 31, 2012 and 2011, respectively. We incurred a net loss of $1.4 million for the quarter ended March 31, 2013. As of March 31, 2013, we had an accumulated deficit of $95.8 million. We have not been profitable in any year of our operating history and anticipate incurring additional losses into the foreseeable future. We do not know whether or when we will become profitable. Even if we are able to achieve profitability in future periods, we may not be able to sustain or increase our profitability in successive periods.

We have formulated our business plans and strategies based on certain assumptions regarding the acceptance of our business model and the marketing of our products and services. However, our assessments regarding market size, market share, market acceptance of our products and services and a variety of other factors may prove incorrect. Our future success will depend upon many factors, including factors which may be beyond our control or which cannot be predicted at this time.

Adequate funds for our operations may not be available, requiring us to curtail our activities significantly.

Our current cash position is insufficient to meet our working capital needs beyond September 2013. We will likely be required to raise additional funding through public or private financings, including equity financings. Any additional equity financings may be dilutive to shareholders and may be completed at a discount to market price. Debt financing, if available, would likely involve restrictive covenants similar to or more restrictive than those contained in the security and loan agreement we currently have with Silicon Valley Bank. Those covenants include maintaining minimum tangible net worth, which we may not satisfy. There can be no assurance we will successfully complete any future equity or debt financing. Adequate funds for our operations, whether from financial markets, collaborative or other arrangements, may not be available when needed or on terms attractive to us, especially from markets which continue to be risk averse. If adequate funds are not available, our plans to operate our business may be adversely affected and we could be required to curtail our activities significantly and/or cease operating.

We may experience difficulties identifying or consummating strategic or financial alternatives, and any such alternatives may not achieve desired results.

In light of our financial condition and potential for continued net losses, we are evaluating strategic and financial alternatives and have engaged Roth Capital Partners, LLC to assist us in that process. Such alternatives may include licensing our product for use in one or more specific industries, acquiring other entities to enable us to gain sufficient mass to regain meaningful access to the capital markets and/or become a more attractive acquisition candidate, and/or selling substantially all of our assets or engaging in some other business combination transaction. Pursuing such alternatives may disrupt operations, distract management and create uncertainties regarding the future direction of our business, products and services that could result in the loss of current or prospective customers, suppliers, employees and other business partners. In addition, we cannot provide assurance that we will identify one or more suitable third parties for any such transaction. Even if we identify one or more suitable third parties, we may not successfully negotiate or consummate any such transaction. If such a transaction is consummated, there can be no assurance that it will resolve our short-term liquidity issues. Furthermore, when pursuing such a transaction we may incur substantial legal and other fees whether or not such a transaction is consummated. If we are unable to consummate such a transaction, we may be required to discontinue certain products or services or otherwise exit all or certain portions of our business. If we divest or otherwise exit certain portions of our business, our business, financial condition and results of operations could be adversely affected. We also may incur certain liabilities and costs in connection with any divestiture or discontinuation of products or services, such as workforce reduction costs, costs associated with closing facilities and disposing of or writing off excess inventory and equipment, and contract termination costs. Any decision we make regarding our strategic and financial alternatives will necessarily involve risks and uncertainties and present challenges in implementation and integration. As a result, pursuit of any such alternatives may not lead to increased shareholder value and, whether or not we pursue such alternatives, the value of our shares may decrease.

Our success depends on our marketing technologies, RoninCast® software and our other products and services achieving and maintaining widespread acceptance in our targeted markets. If our products contain errors or defects, our business reputation may be harmed.

Our success will depend to a large extent on broad market acceptance of our marketing technologies, RoninCast® software and our other products and services among our prospective customers. Our prospective customers may still not use our solutions for a number of other reasons, including preference for static advertising, lack of familiarity with our technology, preference for competing technologies or perceived lack of reliability. We believe that the acceptance of our marketing technologies, RoninCast® software and our other products and services by our prospective customers will depend on the following factors:

•	our ability to demonstrate our marketing technologies’ and RoninCast® software’s economic and other benefits;

•	our customers becoming comfortable with using our marketing technologies and RoninCast® software; and

•	the reliability of our marketing technologies and the RoninCast® software and the hardware comprising our digital signage and other marketing technologies systems.

Our software is complex and must meet stringent user requirements. Our products could contain errors or defects, especially when first introduced or when new models or versions are released, which could cause our customers to reject our products, result in increased service costs and warranty expenses and harm our reputation. Unanticipated warranty and other costs for defective products could adversely affect our business. We must develop our products quickly to keep pace with the rapidly changing digital signage and communications market. In the future, we may experience delays in releasing new products as problems are corrected. In addition, some undetected errors or defects may only become apparent as new functions are added to our products. The need to repair or replace products with design or manufacturing defects could temporarily delay the sale of new products and adversely affect our reputation. Delays, costs and damage to our reputation due to product defects could harm our business.

Difficult and volatile conditions in the capital, credit and commodities markets and general economic uncertainty have prompted companies to cut capital spending worldwide and could continue to materially adversely affect our business.

Disruptions in the economy and constraints in the capital, credit and commodities markets have caused companies to reduce or delay capital investment. Some of our prospective customers may cancel or delay spending on the development or roll-out of capital and technology projects with us due to continuing economic uncertainty. Our financial position, results of operations and cash flow could continue to be materially adversely affected by continuing difficult economic conditions and significant volatility in the capital, credit and commodities markets and in the overall worldwide economy. The continuing impact that these factors might have on us and our business is uncertain and cannot be predicted at this time. Such economic conditions have accentuated each of the risks we face and magnified their potential effect on us and our business. The difficult conditions in these markets and the overall economy affect our business in a number of ways. For example:

•

We cannot assure you that such funds would be available or sufficient under our loan and security agreement with Silicon Valley Bank, and we may not be able to successfully obtain additional financing on favorable terms, or at all. From time to time, we have failed to satisfy the minimum tangible net worth covenant under our loan and security agreement with Silicon Valley Bank, which must be satisfied in order for us to borrow under such agreement and while there is an outstanding balance owed to Silicon Valley Bank. Furthermore, as a result of the contractually-imposed limits on our borrowing base, the amount available to us under the agreement, based on calculations as of March 31, 2013, was approximately $157,000. The line of credit, which is secured by all of our assets, matures on March 12, 2014.

•	Market volatility has exerted downward pressure on our stock price, which may make it more difficult for us to raise additional capital in the future.

•

Economic conditions could continue to result in our customers experiencing financial difficulties or electing to limit spending because of the declining economy, which may result in decreased revenue for us. Difficult economic conditions have adversely affected certain industries in particular, including the automotive and restaurant industries, in which we have major customers. We could also experience lower than anticipated order levels from current customers, cancellations of existing but unfulfilled orders, and extended payment or delivery terms.

•	Economic conditions could materially impact us through insolvency of our suppliers or current customers.

•

Economic conditions combined with the weakness in the credit markets could continue to lead to increased price competition for our products, increased risk of excess and obsolete inventories and higher overhead costs as a percentage of revenue.

If the markets in which we participate experience subsequent economic downturns or slow recovery, this could continue to negatively impact our sales and revenue generation, margins and operating expenses, and consequently have a material adverse effect on our business, financial condition and results of operations. While we have down-sized our operations to reflect decreased demand, we may not be successful in mirroring current demand. If customer demand were to decline further, we might be unable to adjust expense levels rapidly enough in response to falling demand or without changing the way in which we operate. If revenue were to decrease further and we were unable to adequately reduce expense levels, we might incur significant losses that could adversely affect our overall financial performance and the market price of our common stock.

Our license agreement with Delphi Display Systems, Inc. may limit our future revenue opportunities and, if we become bankrupt or insolvent, Delphi would obtain the source code for our RoninCast software.

In April 2013, we entered into a license agreement with Delphi Display Systems, Inc. pursuant to which we granted Delphi an exclusive, worldwide, perpetual license to use and sublicense RoninCast® software in two specified target markets, namely quick-service restaurants or food service providers that have a substantial number of drive-through locations, and pump toppers (displays located on fuel dispensing devices). The license is exclusive in the target markets for five years from the date of the license agreement, unless earlier terminated pursuant to the license agreement. During this exclusivity period, we have agreed not to market, sell or otherwise promote, either directly or indirectly, any product with substantially similar functionality to the software to the target markets.

Under the license agreement, Delphi paid us a one-time license fee for the first 7,500 installed nodes, which represents approximately 1,500 locations based on an assumption of five installed nodes per location. We also agreed to certain node license fees for additional nodes and monthly hosting and support service fees, including certain minimums. These fees may not adequately compensate us for the limitations we have agreed to as the target markets develop. Over the life of the exclusivity period, especially in markets that grow larger or faster than anticipated, our revenue under the license agreement may be less than what we could have achieved in such markets directly.

In addition, Delphi may fail to devote sufficient resources to promoting our software or may otherwise be unsuccessful in identifying new users in the target markets, which would adversely affect the amount of any incremental revenue over the minimum that we receive under the license agreement. We have no control over Delphi’s actions under the license agreement other than its covenant to use its best efforts to market, promote, and sublicense the software, and we are now dependent on Delphi to realize the full potential of the software in the target markets.

Finally, as part of the license agreement, we entered into an escrow arrangement pursuant to which Delphi would have the right to obtain the source code for the software if we cease to carry on business, become bankrupt, insolvent or the subject of receivership, or upon certain material breaches of the license agreement by us. Therefore, if those events occur, we would lose control over our software, which would have a material adverse effect on our business and operating results.

Our financial condition and potential for continued net losses negatively impacts our relationships with customers, prospective customers and third-party suppliers.

Our current cash position is insufficient to meet our working capital needs beyond September 2013. We believe our financial condition and potential for continued net losses has caused and could continue to cause current and prospective customers to defer placing orders with us, to require terms that are less favorable to us, or to place their orders with marketing technology suppliers other than Wireless Ronin, which adversely affects our business, financial condition and results of operations. On the same basis, third-party suppliers may refuse to do business with us, or may do so only on terms that are unfavorable to us, which also could cause our revenue to decline.

Because we do not have long-term purchase commitments from our customers, the failure to obtain anticipated orders or the deferral or cancellation of commitments could have adverse effects on our business.

Our business is characterized by short-term purchase orders and contracts which do not require that purchases be made. This makes forecasting our sales difficult. The failure to obtain anticipated orders and deferrals or cancellations of purchase commitments because of changes in customer requirements, or otherwise, could have a material adverse effect on our business, financial condition and results of operations. We have experienced such challenges in the past and may experience such challenges in the future.

Most of our contracts are terminable by our customers with limited notice and without penalty payments, and early terminations could have a material effect on our business, operating results and financial condition.

Most of our contracts are terminable by our customers following limited notice and without early termination payments or liquidated damages due from them. In addition, each stage of a project often represents a separate contractual commitment, at the end of which the customers may elect to delay or not to proceed to the next stage of the project. We cannot assure you that one or more of our customers will not terminate a material contract or materially reduce the scope of a large project. The delay, cancellation or significant reduction in the scope of a large project or a number of projects could have a material adverse effect on our business, operating results and financial condition.

Due to our dependence on a limited number of customers, we are subject to a concentration of credit risk.

As of March 31, 2013, Chrysler and ARAMARK accounted for 40.6% and 19.6%, respectively, of our accounts receivable. In the case of insolvency by one of our significant customers, an account receivable with respect to that customer might not be collectible, might not be fully collectible, or might be collectible over longer than normal terms, each of which could adversely affect our financial position. In one case in the past, we converted a customer’s account receivable into a secured note receivable then into the underlying collateral, which we ultimately wrote off. In the future, if we convert other accounts receivable into notes receivable or obtain the collateral underlying notes receivable, we may not be able to fully recover the amount due, which could adversely affect our financial position. Furthermore, the value of the collateral which serves to secure any such obligation is likely to deteriorate over time due to obsolescence caused by new product introductions and due to wear and tear suffered by those portions of the collateral installed and in use. There can be no assurance that we will not suffer credit losses in the future.

Our prospective customers often take a long time to evaluate our products and services and our customers may not make significant purchases even after their initial purchase, with this lengthy and variable sales cycle making it difficult to predict our operating results.

It is difficult for us to forecast the timing and recognition of revenue from sales of our products and services because our prospective customers often take significant time to evaluate our products before purchasing them. Even after making their first purchases of our products and services, existing customers may not make significant purchases of those products and services for a long period of time following their initial purchases or at all. The period between initial customer contact and a purchase by a customer may be years with potentially an even longer period separating initial purchases and any significant purchases thereafter. During the evaluation period, prospective customers may decide not to purchase or may scale down proposed orders of our products for various reasons, including:

•	reduced need to upgrade existing visual marketing systems;

•	introduction of products by our competitors;

•	lower prices offered by our competitors; and

•	changes in budgets and purchasing priorities.

Our prospective customers routinely require education regarding the use and benefit of our products. This may also lead to delays in receiving customers’ orders.

Our results of operations may depend upon selling our products and services to customers requiring large-scale rollouts and large-scale monitoring and maintenance, which we have not previously conducted.

Our results of operations may depend upon selling our products and services to those companies, and within those industries, with many sites that could benefit from digital signage or marketing technologies solutions. Digital signage and marketing technologies systems installation projects deploying hundreds or even thousands of systems present significant technical and logistical challenges that we have not yet demonstrated our ability to overcome. Digital signage and marketing technologies systems employ sophisticated hardware and software that constantly evolves. Sites into which digital signage and marketing technologies systems may be installed vary widely, including such factors as interference with wireless networks, ambient light, extremes of temperature and other factors that may make each individual location virtually unique. Managing the process of installing hundreds or thousands of dynamic, complicated digital signage and marketing technologies systems into unique environments may present difficulties that we have not yet faced on projects performed to date with smaller numbers of installations. If our customers opt to engage us to provide system monitoring and maintenance services through our network operations center, or NOC, on one or more large-scale implementations, we may not successfully or profitably monitor and maintain the hardware, software and content in a manner satisfactory to our customers or in compliance with our contractual obligations. The efficiency and effectiveness of NOC monitoring and maintenance are directly affected by our software and that software’s ability to monitor our customers’ systems. For large-scale implementations, we may need to further develop our software to facilitate efficient and effective system monitoring and maintenance. We cannot assure you that we will succeed in developing our software, digital signage systems, project management and infrastructure to successfully implement, monitor, manage and maintain large-scale implementation projects or ongoing operations. Our failure to do so could harm our business and financial condition.

Difficulty in developing and maintaining relationships with third party manufacturers, suppliers and service providers could adversely affect our ability to deliver our products and meet our customers’ demands.

We rely on third parties to manufacture and supply parts and components for marketing technologies and digital signage systems we provide, and to provide order fulfillment, installation, repair services and technical and customer support. Our strategy to rely on third party manufacturers, suppliers and service providers involves a number of significant risks, including the loss of control over the manufacturing process, the potential absence of adequate capacity, the unavailability of certain parts and components used in our products and reduced control over delivery schedules, quality and costs. For example, we do not generally maintain a significant inventory of parts or components, but rely on suppliers to deliver necessary parts and components to third party manufacturers, in a timely manner, based on our forecasts. If delivery of our products and services to our customers is interrupted, or if our products experience quality problems, our ability to meet customer demands would be harmed, causing a loss of revenue and harm to our reputation. Increased costs, transition difficulties and lead times involved in developing additional or new third party relationships could adversely affect our ability to deliver our products and services and meet our customers’ demands, and harm our business.

Reductions in hardware costs will likely decrease hardware pricing to our customers and would reduce our per unit revenue.

Our pricing includes a standard percentage markup over our cost of digital signage systems and other marketing technologies, such as computers and display monitors. As such, any decrease in our costs to acquire such components from third parties will likely be reflected as a decrease in our hardware pricing to our customers. Therefore, reductions in such hardware costs could potentially reduce our revenue.

Because our sales approach currently includes strategic partners and business alliance relationships, we expect to face risks not faced by companies with only internal sales forces.

We currently sell most of our marketing technology offerings, which include digital signage systems and software licenses, through an internal sales force. We believe our future success will depend on such sales force and our ability to attract and form relationships with strategic partners and business alliances. We may not, however, be successful in forming these types of relationships, which could result in us being unable to expand our sales network to generate revenue. Our anticipated reliance on strategic partners and business alliances involves several risks, including the following:

•	we may not be able to adequately train our strategic partners and those with which we have business alliances to sell and service our software and services;

•	they may emphasize competitors’ products or decline to promote and sell our software and services;

•	our efforts to co-market products and services with third parties may not result in further adoption of our products and services;

•	arrangements with our partners and business alliances can be terminated by either party at any time and do not require any material financial commitment;

•	channel conflict may arise between other third parties and/or our internal sales staff; and

•	software to manage content may be given away.

Hardware companies may include digital signage software with functionality similar to RoninCast® software as an integrated hardware and software solution, which could have a material adverse effect on our business.

We have provided digital signage content management software to NEC. Our software development agreement with NEC provided that NEC would own the software that we wrote. NEC intends to bundle this software with hardware that it sells to its digital signage customers. While the software developed for NEC does not encompass all of the features and functions of our proprietary RoninCast® software, the NEC software enables digital signage customers to implement basic digital signage applications. While we believe that a certain number of those NEC customers beginning with the NEC software may come to want or need enhanced functionality of the RoninCast® software product, there is a risk that bundled software will cannibalize the demand for more fully featured products like RoninCast® digital signage software. If bundling digital signage content management software with hardware becomes an industry standard, we could risk losing software licensing sales. It is difficult for us to predict whether, when or the extent to which bundling digital signage content management software with hardware will become customary. It is also difficult to predict the functionality of the software that hardware manufacturers may bundle with hardware. If more sophisticated and fully featured software is bundled with hardware, that bundling may negatively impact our RoninCast® software license sales and adversely affect our business.

Our industry is characterized by frequent technological change. If we are unable to adapt our products and services and develop new products and services to keep up with these rapid changes, we will not be able to obtain or maintain market share.

The market for our products and services is characterized by rapidly changing technology, evolving industry standards, changes in customer needs, heavy competition and frequent new product and service introductions. If we fail to develop new products and services or modify or improve existing products and services in response to these changes in technology, customer demands or industry standards, our products and services could become less competitive or obsolete.

We must respond to changing technology and industry standards in a timely and cost-effective manner. We may not be successful in using new technologies, developing new products and services or enhancing existing products and services in a timely and cost effective manner. Our pursuit of necessary technology may require substantial time and expense as experienced with our software product, RoninCast®. We may need to license new technologies to respond to technological change. These licenses may not be available to us on commercially reasonable terms or at all. We may not succeed in adapting our products and services to new technologies as they emerge. Furthermore, even if we successfully adapt our products and services, these new technologies or enhancements may not achieve market acceptance.

Our ability to execute our business strategy depends on our ability to protect our intellectual property, and if any third parties make unauthorized use of our intellectual property, or if our intellectual property rights are successfully challenged, our competitive position and business could suffer.

Our success and ability to compete depends substantially on our proprietary technologies. We regard our copyrights, service marks, trademarks, trade secrets and similar intellectual property as critical to our success, and we rely on trademark and copyright law, trade secret protection and confidentiality agreements with our employees, customers and others to protect our proprietary rights. Despite our precautions, unauthorized third parties might copy certain portions of our software or reverse engineer and use information that we regard as proprietary. In addition, confidentiality agreements with employees and others may not adequately protect against disclosure of our proprietary information.

As of March 31, 2013, we had received one design patent, had one U.S. patent application pending and had one Canadian patent application pending relating to various aspects of our RoninCast® delivery system. We cannot provide assurance that any additional patents will be granted. Even if they are granted, our patents may be successfully challenged by others or invalidated. In addition, any patents that may be granted to us may not provide us a significant competitive advantage. Although we have been granted patents and trademarks, they could be challenged in the future. If future trademark registrations are not approved because third parties own these trademarks, our use of these trademarks would be restricted unless we enter into arrangements with the third party owners, which might not be possible on commercially reasonable terms or at all. If we fail to protect or enforce our intellectual property rights successfully, our competitive position could suffer. We may be required to spend significant resources to monitor and protect our intellectual property rights. We may not be able to detect infringement and may lose competitive position in the market. In addition, competitors may design around our technology or develop competing technologies. Intellectual property rights may also be unavailable or limited in some foreign countries, which could make it easier for competitors to capture market share.

Our industry is characterized by frequent intellectual property litigation, and we could face claims of infringement by others in our industry. Such claims are costly and add uncertainty to our business strategy.

The digital media and communications industry is characterized by uncertain and conflicting intellectual property claims and frequent intellectual property litigation, especially regarding patent rights. We could be subject to claims of infringement of third party intellectual property rights, which could result in significant expense and could ultimately result in the loss of our intellectual property rights. From time to time, third parties may assert patent, copyright, trademark or other intellectual property rights to technologies that are important to our business. In addition, because patent applications in the United States are not publicly disclosed until the patent is issued, applications may have been filed which relate to our industry of which we are not aware. We have in the past and may in the future receive notices of claims that our products infringe or may infringe intellectual property rights of third parties. Any litigation to determine the validity of these claims, including claims arising through our contractual indemnification of our business partners, regardless of their merit or resolution, would likely be costly and time consuming and divert the efforts and attention of our management and technical personnel. If any such litigation resulted in an adverse ruling, we could be required to:

•	pay substantial damages;

•	cease the development, use, licensing or sale of infringing products;

•	discontinue the use of certain technology; or

•	obtain a license under the intellectual property rights of the third party claiming infringement, which license may not be available on reasonable terms or at all.

Our business may be adversely affected by malicious applications that interfere with, or exploit security flaws in, our products and services.

Our business may be adversely affected by malicious applications that make changes to our customers’ computer systems and interfere with the operation and use of our products. These applications may attempt to interfere with our ability to communicate with our customers’ devices. The interference may occur without disclosure to or consent from our customers, resulting in a negative experience that our customers may associate with our products. These applications may be difficult or impossible to uninstall or disable, may reinstall themselves and may circumvent other applications’ efforts to block or remove them. In addition, we offer a number of products and services that our customers download to their computers or that they rely on to store information and transmit information over the Internet. These products and services are subject to attack by viruses, worms and other malicious software programs, which could jeopardize the security of information stored in a customer’s computer or in our computer systems and networks. The ability to reach customers and provide them with a superior product experience is critical to our success. If our efforts to combat these malicious applications fail, or if our products and services have actual or perceived vulnerabilities, there may be claims based on such failure or our reputation may be harmed, which would damage our business and financial condition.

We rely on computer systems and information technology to run our business. Any material failure, interruption or security breach of our computer systems or information technology may adversely affect the operation of our business and our results of operations.

Computer viruses or terrorism may disrupt our operations and adversely affect our operating results. Despite our implementation of security measures, including a co-location center that can be used in case our primary computer center location is disabled or destroyed, all of our technology systems are vulnerable to disability or failures due to hacking, viruses, acts of war or terrorism, and other causes. If our technology systems were to fail and we were unable to recover in a timely manner, we would be unable to fulfill critical business functions, which could have a material adverse effect on our business, operating results, and financial condition.

We compete with other companies that have more resources, which puts us at a competitive disadvantage.

The market for marketing technologies, including digital signage, is highly competitive and we expect competition to increase in the future. Some of our competitors or potential competitors may have significantly greater financial, technical and marketing resources than our company. These competitors may be able to respond more rapidly than we can to new or emerging technologies or changes in customer requirements. They may also devote greater resources to the development, promotion and sale of their products than our company.

We expect competitors to continue to improve the performance of their current products and to introduce new products, services and technologies. Successful new product and service introductions or enhancements by our competitors could reduce sales and the market acceptance of our products and services, cause intense price competition or make our products and services obsolete. To be competitive, we must continue to invest significant resources in research and development, sales and marketing and customer support. If we do not have sufficient resources to make these investments or are unable to make the technological advances necessary to be competitive, our competitive position will suffer. Increased competition could result in price reductions, fewer customer orders, reduced margins and loss of market share. Our failure to compete successfully against current or future competitors could adversely affect our business and financial condition.

We may experience fluctuations in our quarterly operating results.

We may experience variability in our total sales on a quarterly basis as a result of many factors, including the condition of the marketing technologies, electronic communication and digital signage industries in general, shifts in demand for software and hardware products, technological changes and industry announcements of new products and upgrades, absence of long-term or large-scale commitments from customers, timing and variable lead-times of customer orders, delays in or cancellations of customer orders, variations in component costs and/or adverse changes in the supply of components, variations in operating expenses, changes in our pricing policies or those of our competitors, the ability of our customers to pay for products and services, effectiveness in managing our operations and changes in economic conditions in general. We may not consider it prudent to adjust our spending levels on the same timeframe; therefore, if total sales decline for a given quarter, our operating results may be materially adversely affected. As a result of the potential fluctuations in our quarterly operating results, we believe that period-to-period comparisons of our financial results should not be relied upon as an indication of future performance. Further, it is possible that in future quarters our operating results will be below the expectations of public market analysts and investors. In such event, the price of our common stock would likely be materially adversely affected.

Our future success depends on key personnel and our ability to attract and retain additional personnel.

Our key personnel include:

•	Scott W. Koller, our President and Chief Executive Officer; and

•	Darin P. McAreavey, our Senior Vice President and Chief Financial Officer.

If we fail to retain our key personnel or to attract, retain and motivate other qualified employees, our ability to maintain and develop our business may be adversely affected. Our future success depends significantly on the continued service of our key technical, sales and senior management personnel and their ability to execute our growth strategy. The loss of the services of our key employees could harm our business. We may be unable to retain our employees or to attract, assimilate and retain other highly qualified employees who could migrate to other employers who offer competitive or superior compensation packages.

We may be subject to sales and other taxes, which could have adverse effects on our business.

In accordance with current federal, state and local tax laws, and the constitutional limitations thereon, we currently collect sales, use or other similar taxes in state and local jurisdictions where we have a physical presence that we understand to be sufficient to require us to collect and remit such taxes. One or more state or local jurisdictions may seek to impose sales tax collection obligations on us and other out-of-state companies which engage in commerce with persons in that state. Several U.S. states have taken various initiatives to prompt more sellers to collect local and state sales taxes. Furthermore, tax law and the interpretation of constitutional limitations thereon are subject to change. In addition, new or expanded business operations in states where we do not currently have a physical presence sufficient to obligate us to collect and remit taxes could subject shipments of goods into or provision of services in such states to sales tax under current or future laws. If our company grows, increased sales of our products and services to locations in various states and municipalities may obligate us to collect and remit sales tax and to pay state income and other taxes based upon increased presence in those jurisdictions. We will endeavor to collect, remit and pay those state and local taxes that we owe according to applicable law. State and local tax laws are, however, subject to change, highly complex and diverse from jurisdiction to jurisdiction. If one or more state or local jurisdictions successfully asserts that we must collect sales or other taxes beyond our current practices or that we owe unpaid sales or other taxes and penalties, it could adversely affect our business and financial condition.

We may be subject to U.S. and international tax authorities challenging our transfer price allocation, which could have adverse effects on our business.

Currently a significant portion of our revenue is generated within the United States from products and services provided through our Canadian operations. As a result, we are required to prepare a transfer price allocation between our U.S. and Canadian entities. This allocation involves assumptions and estimates which may be challenged by the I.R.S. or Canadian tax authorities. In the event one of these tax authorities successfully challenges our transfer price allocation, it may result in us being subject to corporate taxes and penalties.

Our results of operations could be adversely affected by changes in foreign currency exchange rates, particularly fluctuations in the exchange rate between the U.S. dollar and the Canadian dollar.

Since a portion of our operations and revenue occur outside the United States and in currencies other than the U.S. dollar, our results could be adversely affected by changes in foreign currency exchange rates. Additionally, given our ownership of Wireless Ronin Technologies (Canada), Inc., changes in the exchange rate between the U.S. dollar and the Canadian dollar can significantly affect inter-company balances and our results of operations.

We are subject to various restrictive covenants under our loan and security agreement with Silicon Valley Bank which may prevent us from taking actions that could be beneficial to our shareholders without Silicon Valley Bank’s consent, including mergers, acquisitions and the incurrence of additional indebtedness.

Pursuant to our loan and security agreement with Silicon Valley Bank, we generally require the prior written consent of Silicon Valley Bank to, among other things:

•	dispose of assets;

•	change our business;

•	liquidate or dissolve;

•	change CEO or COO (replacements must be satisfactory to the lender);

•

enter into any transaction in which our shareholders who were not shareholders immediately prior to such transaction own more than 40% of our voting stock (subject to limited exceptions) after the transaction;

•	merge or consolidate with any other person;

•	acquire all or substantially all of the capital stock or property of another person; or

•	become liable for any indebtedness (other than permitted indebtedness).

If we determine that taking one of these actions would be in our best interests and we were unable to obtain the prior written consent of Silicon Valley Bank to do so, we would be required to repay the amount owing Silicon Valley Bank at that time, which may not be advisable or even practical, or forgo taking the action for which we sought consent. In such scenario, we would be unable to borrow additional sums under the agreement with Silicon Valley Bank which could adversely affect our liquidity and capital resources. Additionally, we are required to maintain a certain minimum tangible net worth level at either the time of an advancement or while there is an outstanding balance owed to Silicon Valley Bank. Our failure to meet or maintain the minimum tangible net worth requirement would preclude us from drawing on such line of credit. Our inability to take actions due to the restrictive covenants or our need to repay amounts borrowed and effective loss of the line of credit could have a material adverse effect on our business and financial condition.

Risks Related to Our Securities

Our common stock will be delisted from the NASDAQ Stock Market, which will likely adversely affect the trading price of our common stock and potentially subject trading in our shares to application of the SEC’s “penny stock” rules.

On May 22, 2013, we received notice from NASDAQ that our common stock would be delisted from the NASDAQ Capital Market, effective at the open of business on May 31, 2013, due to our failure to meet the $2.5 million minimum shareholders’ equity requirement for continued listing. Immediately following such delisting, our common stock will be traded on the OTCQB tier of the OTC Markets, an inter-dealer, over-the-counter market. As compared to securities quoted on a national exchange such as NASDAQ, selling our common stock could be more difficult because smaller quantities of shares are likely to be bought and sold, transactions could be delayed, security analysts’ coverage of us may be reduced, and our common stock may trade at a lower market price than it otherwise would.

In addition, as a result of the delisting of our common stock, trading in our shares may become subject to the SEC’s “penny stock” rules and therefore subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker-dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction. SEC regulations also require additional disclosure in connection with any trades involving a penny stock, including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. These requirements severely limit the liquidity of securities in the secondary market because few broker-dealers are likely to undertake these compliance activities.

Following the NASDAQ delisting, we will no longer be eligible to use Form S-3, which could impair our ability to raise capital to continue our operations, and NASDAQ’s dilution-inhibiting rules will no longer apply, which could adversely affect trading in our common stock.

As a result of the delisting of our common stock from the NASDAQ Capital Market, we will no longer be eligible to use Form S-3 either to file shelf registration statements or to register resales of our securities. We have relied on shelf registration statements on Form S-3 for most of our financings in recent years, and accordingly these limitations may harm our ability to raise the capital that we need. Under these circumstances, we will be required to use a registration statement on Form S-1 to register securities with the SEC, or issue such securities in a private placement. These limitations are expected to increase our costs of raising capital.

Furthermore, our shareholders will no longer have the benefit of restrictions on dilution and other rules imposed by national exchanges, and we may engage in potentially dilutive transactions without complying with shareholder approval rules imposed by national exchanges. These factors could have a material adverse effect on the trading price, liquidity, volatility, value and marketability of our common stock and could have a material adverse effect on our ability to obtain financing for the continuation of our operations.

We are subject to financial reporting and other requirements for which our accounting, other management systems and resources may not be adequately prepared.

As a public company, we incur significant legal, accounting and other expenses, including costs associated with reporting requirements and corporate governance requirements, including requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Sarbanes-Oxley Act of 2002, and rules implemented by the SEC, which are subject to change from time to time. If we identify significant deficiencies or material weaknesses in our internal control over financial reporting that we cannot remediate in a timely manner, investors and others may lose confidence in the reliability of our financial statements, and the trading price of our common stock and our ability to obtain any necessary equity or debt financing could suffer. In addition, the foregoing regulatory requirements could make it difficult or costly for us to obtain certain types of insurance, including directors’ and officers’ liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, on board committees or as executive officers.

The market price of our stock may be subject to wide fluctuations.

The price of our common stock may fluctuate, depending on many factors, some of which are beyond our control and may not be related to our operating performance. These fluctuations could cause our investors to lose part or all of their investment in our shares of common stock. Factors that could cause fluctuations include, but are not limited to, the following:

•	price and volume fluctuations in the overall stock market from time to time;

•	significant volatility in the market price and trading volume of companies in our industry;

•	actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of financial market analysts;
•	investor perceptions of our industry, in general, and our company, in particular;

•	the operating and stock performance of comparable companies;

•	general economic conditions and trends;

•	major catastrophic events;

•	loss of external funding sources;

•	sales of large blocks of our stock or sales by insiders; or

•	departures of key personnel.

Our articles of incorporation, bylaws and Minnesota law may discourage takeovers and business combinations that our shareholders might consider to be in their best interests.

Anti-takeover provisions of our articles of incorporation, bylaws, and Minnesota law could diminish the opportunity for shareholders to participate in acquisition proposals at a price above the then current market price of our common stock. For example, while we have no present plans to issue any preferred stock, our board of directors, without further shareholder approval, may issue up to approximately 16.7 million shares of undesignated preferred stock and fix the powers, preferences, rights and limitations of such class or series, which could adversely affect the voting power of our common stock. In addition, our bylaws provide for an advance notice procedure for nomination of candidates to our board of directors that could have the effect of delaying, deterring or preventing a change in control. Further, as a Minnesota corporation, we are subject to provisions of the Minnesota Business Corporation Act, or MBCA, regarding “control share acquisitions” and “business combinations.” We may, in the future, consider adopting additional anti-takeover measures. The authority of our board of directors to issue undesignated preferred stock and the anti-takeover provisions of the MBCA, as well as any future anti-takeover measures adopted by us, may, in certain circumstances, delay, deter or prevent takeover attempts and other changes in control of our company not approved by our board of directors.

We do not anticipate paying cash dividends on our shares of common stock in the foreseeable future.

We have never declared or paid any cash dividends on our shares of common stock. We intend to retain any future earnings to fund the operation and expansion of our business and, therefore, we do not anticipate paying cash dividends on our shares of common stock in the foreseeable future. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for investors in our common stock for the foreseeable future. Furthermore, our loan and security agreement with Silicon Valley Bank contains a restrictive covenant that precludes us from paying dividends without Silicon Valley Bank’s consent.

From the Company’s Form 10-Q for the quarter ended 9/30/13, filed on 11/8/13

Liquidity and Capital Resources

Going Concern

We incurred net losses and negative cash flows from operating activities for the years ended December 31, 2012, 2011 and 2010 and the nine months ended September 30, 2013 and 2012. At September 30, 2013, we had cash, cash equivalents and restricted cash of $1,153 and working capital of $1,021. The cash used in operating activities for the nine months ended September 30, 2013 was $2,120. At September 30, 2013, we had no outstanding balance and no borrowing capability on our line of credit with Silicon Valley Bank. Silicon Valley Bank has issued a letter of credit in the amount of $180 as collateral to the landlord of our corporate office and another letter of credit to a vendor in the amount of $50. As of September 30, 2013, we were unable to meet the minimum tangible net worth requirements per the terms of the loan and security agreement with Silicon Valley bank, and therefore we are currently unable to drawn down on the line of credit. As of September 30, 2013, our tangible net worth totaled $1,360 or $320 below the minimum required amount per the terms of the loan and security agreement with Silicon Valley Bank. The line of credit is secured by all of our assets and matures on March 12, 2014.

The financial statements for the fiscal year ended December 31, 2012 were prepared on a going concern basis, meaning that they do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should our company be unable to continue as a going concern. However, our auditor also expressed substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of losses suffered from operations. Although we believe we extended our ability to fund our operations as a result of the restructuring we initiated on July 29, 2013 (see “Restructuring” below), even after the savings we expect to achieve, we do not currently have sufficient capital resources to fund operations beyond December 2013. We continue to experience operating losses. Management continues to seek financing on favorable terms; however, there can be no assurance that any such financing can be obtained on favorable terms, if at all. At present, we have no commitments for any additional financing. Because we have received an opinion from our auditor that substantial doubt exists as to whether our company can continue as a going concern, it may be more difficult for our company to attract investors, secure debt financing or bank loans, or a combination of the foregoing, on favorable terms, if at all. Our future depends upon our ability to obtain financing and upon future profitable operations. If we are unable to generate sufficient revenue, find financing, or adjust our operating expenses so as to maintain positive working capital, then we will be forced to cease operations and investors will lose their entire investment. We can give no assurance as to our ability to generate adequate revenue, raise sufficient capital, sufficiently reduce operating expenses or continue as a going concern.

In light of our financial condition and potential for continued net losses, we continue to evaluate strategic and financial alternatives and have engaged Roth Capital Partners, LLC to assist us in that process. Such alternatives may include licensing our product for use in one or more specific industries, acquiring other entities to enable us to gain sufficient mass to regain meaningful access to the capital markets and/or become a more attractive acquisition candidate, and/or selling substantially all of our assets or engaging in some other business combination transaction. However, there can be no assurance that any of these efforts will be successful or resolve our liquidity issues.

Restructuring

On July 29, 2013, we implemented a restructuring plan designed to conserve our cash resources and to further align our ongoing expenses with our business by focusing sales efforts on high-potential customers and prospects, preserving the research and development staff required to maintain and enhance our RoninCast® software, and consolidating certain positions. We incurred a one-time charge in the third

quarter of 2013 aggregating approximately $192, consisting primarily of severance payments.   We believe this restructuring will reduce our annual operating costs by approximately $1,300.  The restructuring resulted in an updated headcount of 48, including employees and contractors across our domestic and foreign operations, as of August 31, 2013.

Operating Activities

We do not currently generate positive cash flow. Our operational costs have been greater than sales generated to date. As of September 30, 2013, we had an accumulated deficit of $97,064. The cash flow used in operating activities was $2,120 and $3,163 for the nine months ended September 30, 2013 and 2012, respectively. The majority of the cash consumed by operations for both periods was attributed to our net losses of $2,642 and $4,215 for the nine months ended September 30, 2013 and 2012, respectively.  Included in our net losses were non-cash charges consisting of depreciation, stock compensation expense and amortization of warrants issued for debt issuance costs totaling $519 and $826 for the nine months ended September 30, 2013 and 2012, respectively.  Additionally, cash provided by changes in our working capital accounts for both periods totaled  $3 and $226 for the nine months ended September 30, 2013 and 2012, respectively.

The primary reason for the decrease in working capital for the nine months ended September 30, 2013 was the timing of our annual hosting and billing renewal with ARAMARK during the third quarter of 2013.  During the quarter, we invoiced and collected a total of approximately $354 which represents a total of one year’s hosting and support from October 1, 2013 to September 30, 2014.  The amount resulted in the majority of the $180 increase in deferred revenue when comparing the balance at December 31, 2012 to the balance at September 30, 2013.  Partially offsetting this increase was a decrease in accounts payable of $115 as a result of timing of when we received the orders from our customer and were able to complete the project and invoice for the hardware and services provided.  During the third quarter of 2013, we had a longer period of time from order initiation with our vendors to the time we were able to complete the projects and invoice our customers compared to the fourth quarter of 2012.  In addition, prepaid and other assets were higher when comparing the balance as of December 31, 2012 to September 30, 2013 as a result of an increase in prepaid tradeshows and other services which were paid and are being amortized over the period the services are provided.

The related fluctuations in our working capital accounts for the nine months ended September 30, 2012, resulting in a decrease in receivables, was primarily due to Chrysler allowing us to submit progressive billings on the majority of the development and content projects at the end of each month, instead of at the time we complete the project. Our accrued liabilities increased $107 when compared to the prior year end balance as a result of an accrual for payroll to our employees and also a general increase in other employee compensation related account balances. Partially offsetting these declines in our working capital was a decline in accounts payable balances of $31 at the end of the third quarter of 2012, when compared to the prior year end balance. The decrease in accounts payable for the nine month period ended September 30, 2012 was the result of a higher percentage of our revenue being delivered through internal resources for content and development projects versus orders received for hardware sales fulfilled through third party vendors. The decrease in deferred revenue for the nine month period ended September 30, 2012 was primarily due to lower levels of content and software development related projects for Chrysler when comparing the September 30, 2012 balance to the balance at the end of December 2011.

Based on our current expense levels after the savings we expect to achieve from the restructuring plan initiated on July 29, 2013 (See “Restructuring” above), we anticipate that our cash and cash equivalents will be adequate to fund our operations through December 31, 2013.  Our financial condition and potential for continued net losses could cause current and prospective customers to defer placing orders with us, to require terms that are unfavorable to us, or to place their orders with marketing technology suppliers other than Wireless Ronin, which could adversely affect our business, financial condition and results of operations.

Investing Activities

Net cash used in investing activities during the nine months ended September 30, 2013 was $23 compared to $36 during the same period in the prior year. The decrease in cash used in investing activities was primarily due to fewer related computer hardware and software purchases during the nine months ended September 30, 2013 compared to the same period in the prior year.  We currently do not have any material commitments for capital expenditures, nor do we anticipate any significant expenditures for the remainder of 2013.

Financing Activities

Net cash provided by financing activities during the nine months ended September 30, 2013 was $995, compared to $1,208 for the same period in the prior year. In March 2013, we sold a total of 868 units at a price of $1.80 per unit, each unit consisting of one share of common stock and one five-year warrant to purchase 0.50 of a share of common stock, with exercisability commencing six months and one day after issuance, at an exercise price of $2.73 per share, pursuant to a registration statement on Form S-3 which was declared effective by the Securities and Exchange Commission in January 2013. We obtained approximately $1,374 in net proceeds as a result of this registered direct offering. During the nine months ended September 30, 2013 and 2012, we received proceeds of $21 and $51, respectively, from the issuance of shares under our associate stock purchase plan, which was terminated effective July 1, 2013. The cash inflows from financing activities during the nine months ended September 30, 2013 were offset by the repayment of the line of credit with Silicon Valley Bank of $400. The cash inflows were offset during the nine months ended September 30, 2012 from the $41 of principal payments made on a capital lease we entered into in July 2010.

In March 2010, we entered into a Loan and Security Agreement with Silicon Valley Bank (the “Loan and Security Agreement”), which was most recently amended effective March 13, 2013. The Loan and Security Agreement provides us with a revolving line-of-credit at an annual interest rate of prime plus 1.5%, the availability of which is the lesser of (a) $1,500, or (b) the amount available under our borrowing base (75% of our eligible accounts receivable plus 50% of our eligible inventory) minus (1) the dollar equivalent amount of all outstanding letters of credit, (2) 10% of each outstanding foreign exchange contract, (3) any amounts used for cash management services, and (4) the outstanding principal balance of any advances. In connection with the July 2010 lease amendment for our corporate offices, Silicon Valley Bank issued a letter of credit to our landlord. In addition, Silicon Valley Bank has issued a letter of credit to a vendor of ours. As of September 30, 2013, these letters of credit were in the aggregate amount of $230.

The amendment which became effective March 13, 2013 adjusted the minimum tangible net worth requirement to $1,680 for the month ending March 31, 2013, and on the last day of each following month thereafter. It further established that, commencing with the quarter ended March 31, 2013, the minimum tangible net worth requirement increases (a) by 50% of our net income for such quarter and (b) by 50% of all gross proceeds received from our issuances of equity during such quarter and/or the principal amount of subordinated debt incurred by us during such quarter, but excluding up to $1,560 of gross proceeds from our March 2013 registered direct offering of equity securities. We must comply with this tangible net worth minimum in order to draw on such line of credit and also while there are outstanding credit extensions (other than our existing letters of credit). The maximum permitted amount of outstanding letters of credit is $240.

As of September 30, 2013, we were not in compliance with the tangible net worth requirement and therefore not eligible to draw down on the line of credit. As of September 30, 2013, our tangible net worth totaled $1,360 or $320 below the minimum required amount per the terms of the Loan and Security Agreement.

Disruptions in the economy and constraints in the credit markets have caused companies to reduce or delay capital investment. Some of our prospective customers may cancel or delay spending on the development or roll-out of capital and technology projects with us due to continuing economic uncertainty. Difficult economic conditions have adversely affected certain industries in particular, including the automotive and restaurant industries, in which we have major customers. We could also experience lower than anticipated order levels from current customers, cancellations of existing but unfulfilled orders, and extended payment or delivery terms. Economic conditions could also materially impact us through insolvency of our suppliers or current customers. While we have down-sized our operations to reflect the decrease in demand, we may not be successful in mirroring current demand. If customer demand were to decline further, we might be unable to adjust expense levels rapidly enough in response to falling demand or without changing the way in which we operate or ceasing operations.

As of September 30, 2013, Chrysler, ARAMARK and Polaris Industries accounted for 26.9%, 23.2% and 19.5%, respectively, of our total receivables. In the case of insolvency by one of our significant customers, accounts receivable with respect to that customer might not be collectible, might not be fully collectible, or might be collectible over longer than normal terms, each of which could adversely affect our financial position.

We have historically financed our operations primarily through sales of common stock, exercise of warrants, and the issuance of notes payable to vendors, shareholders and investors. Based on our current and anticipated expense levels, after the savings we expect to achieve from the restructuring we initiated on July 29, 2013, we anticipate that our capital resources will be adequate to fund our operations through December 31, 2013.

To assist us as we assess how to improve our liquidity, increase our capital resources, and consider strategic options, we have engaged Roth Capital Partners, LLC to render financial advisory and investment banking services to our company in connection with our general financial strategy and planning, including an evaluation of strategic and financial alternatives. However, there can be no assurance that any of these efforts will be successful or resolve our liquidity issues.

Our capital requirements depend on many factors, including our ability to successfully address our short-term liquidity and capital resource needs, market and sell our products and services, develop new products and services and establish and leverage our strategic partnerships and business alliance relationships. In order to meet our needs, we will likely be required to raise additional funding through public or private financings, including equity financings. Any additional equity financings may be dilutive to shareholders and may be completed at a discount to market price. Debt financing, if available, would likely involve restrictive covenants similar to or more restrictive than those contained in the Loan and Security Agreement we currently have with Silicon Valley Bank. Those covenants include maintaining minimum tangible net worth, with which we were not in compliance with as of September 30, 2013. There can be no assurance we will successfully complete any future equity or debt financing.

Adequate funds for our operations, whether from financial markets, collaborative or other arrangements, may not be available when needed or on terms attractive to us, especially from markets which continue to be risk averse. If adequate funds are not available, our plans to operate our business may be adversely affected and we could be required to curtail our activities significantly and/or cease operating.

Due to losses suffered from operations, in its report attached to our financial statements for the year ended December 31, 2012, our independent registered public accounting firm expressed substantial doubt about our ability to continue as a going concern. Even with the savings we expect to achieve from the restructuring initiated on July 29, 2013, we do not currently have sufficient capital resources to fund our operations beyond December 31, 2013. We continue to experience operating losses. Management continues to seek financing on favorable terms; however, there can be no assurance that any such financing can be obtained on favorable terms, if at all. At present, we have no commitments for any additional financing. If we are unable to generate sufficient revenue, find financing, or adjust our operating expenses so as to maintain positive working capital, then we will be forced to cease operations and investors will lose their entire investment.

EXHIBIT E

ACCREDITED INVESTOR

QUESTIONNAIRE

ACCREDITED INVESTOR QUESTIONNAIRE

Check each of the following that applies to the Purchaser:

Individuals

_______A.The undersigned is an individual with a net worth, or a joint net worth together with his or her spouse, in excess of $1,000,000.  (In calculating net worth, you may include equity in personal property and real estate, including cash, short-term investments, stock and securities, but excluding your primary residence.  Equity in personal property and real estate (other than your primary residence) should be based on the fair market value of such property minus debt secured by such property.  Indebtedness secured by your primary residence, up to its fair market value, should also be excluded from the calculation of your net worth; however, your net worth should be reduced by the amount of any indebtedness secured by your primary residence that is in excess of the fair market value of the residence.)

_______B.The undersigned is an individual with income in excess of $200,000 in each of the two most recent years and reasonably expects an income in excess of $200,000 in the current year.

_______C.The undersigned is an individual who, with his or her spouse, had joint income in excess of $300,000 in each of the two most recent years and reasonably expects joint income in excess of $300,000 in the current year.

_______D.The undersigned is a director or executive officer of the Company.

Entities

_______E.The undersigned, if other than an individual, is an entity all of whose equity owners meet one of the tests set forth in (A) through (D) above.

_______F.The undersigned is an entity, and is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended to date (the "Act").  This representation is based on the following (check one or more, as applicable):

______1.The undersigned (or, in the case of a trust, the undersigned trustee) is a bank as defined in Section 3(a)(2) of the Act or a savings and loan association as defined in Section 3(a)(5)(A) acting either in its individual or fiduciary capacity.

______2.The undersigned is an insurance company as defined in section 2(13) of the Act.

______3.The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act.

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______4.The undersigned is a Small Business Investment Company licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

______5.The undersigned is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and has total assets in excess of $5,000,000.

______6.The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 ("ERISA") and (check one or more, as applicable):

___   a.the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment advisor; or

___   b.the employee benefit plan has total assets in excess of $5,000,000; or

___   c.the plan is a self-directed plan with investment decisions made solely by persons who are "accredited investors" as defined under the Act.

______7.The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

______8.The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Company’s securities and is one or more of the following (check one or more, as appropriate):

___   a.an organization described in Section 501(c)(3) of the Internal Revenue Code; or

___   b.a corporation; or

___   c.a Massachusetts or similar business trust; or

___   d.a partnership.

______9.The undersigned is a trust with total assets exceeding $5,000,000 which was not formed for the specific purpose of acquiring the Company’s securities and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Company’s securities.

__________________________________________

By: _______________________________________________________________________________________________________________

Name:  _____________________________________________________________________________________________________________

Title:  _______________________________________________________________________________________________________________

E-2

EXHIBIT F

FORM OF SUBORDINATION AGREEMENT

This Subordination Agreement (the “Agreement”) is made as of December __, 2013, by and among each of the creditors listed on the signature pages hereof (individually and collectively, the “Creditor”), and SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”).

Recitals

A.WIRELESS RONIN TECHNOLOGIES, INC., a Minnesota corporation (“Borrower”) has requested and/or obtained certain loans or other credit accommodations from Bank which are or may be from time to time secured by assets and property of Borrower.

B.Creditor has extended loans or other credit accommodations to Borrower, and/or may extend loans or other credit accommodations to Borrower from time to time.

C.To induce Bank to extend credit to Borrower and, at any time or from time to time, at Bank’s option, to make such further loans, extensions of credit, or other accommodations to or for the account of Borrower, or to purchase or extend credit upon any instrument or writing in respect of which Borrower may be liable in any capacity, or to grant such renewals or extension of any such loan, extension of credit, purchase, or other accommodation as Bank may deem advisable, Creditor is willing to subordinate:  (i) all of Borrower’s indebtedness and obligations to Creditor (including, without limitation, principal, premium (if any), interest, fees, charges, expenses, costs, professional fees and expenses, and reimbursement obligations), plus any dividends and/or distributions or other payments pursuant to call, put, or conversion features in connection with equity securities of Borrower issued to or held by Creditor, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to Bank; and (ii) all of Creditor’s security interests, if any, to all of Bank’s security interests in Borrower’s property.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

1.Creditor subordinates to Bank any security interest or lien that Creditor may have in any property of Borrower.  Notwithstanding the respective dates of attachment or perfection of the security interests of Creditor and the security interests of Bank, all now existing and hereafter arising security interests of Bank in any property of Borrower and all proceeds thereof (the “Collateral”), including, without limitation, the “Collateral,” as defined in a certain Loan and Security Agreement between Borrower and Bank dated as of March 11, 2013 (as may be amended, modified, restated, replaced, or supplemented from time to time, the “Loan Agreement”), shall at all times be senior to the security interests of Creditor.  Creditor hereby (a) acknowledges and consents to (i) Borrower granting to Bank a security interest in the Collateral, (ii) Bank filing any and all financing statements and other documents as deemed necessary by Bank in order to perfect Bank’s security interest in the Collateral, and (iii) the entering into of the Loan Agreement and all documents in connection therewith by Borrower, (b) acknowledges and agrees that the Senior Debt, the entering into of the Loan Agreement and

F-7

all documents in connection therewith by Borrower, and the security interest granted by Borrower to Bank in the Collateral shall be permitted under the provisions of the Subordinated Debt documents (notwithstanding any provision of the Subordinated Debt documents to the contrary), (c) acknowledges, agrees and covenants that Creditor shall not contest, challenge or dispute the validity, attachment, perfection, priority or enforceability of Bank’s security interest in the Collateral, or the validity, priority or enforceability of the Senior Debt, and (d) acknowledges and agrees that the provisions of this Agreement will apply fully and unconditionally even in the event that Bank’s security interest in the Collateral (or any portion thereof) shall be unperfected.

2.All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to Bank now existing or hereafter arising, including, without limitation, the Obligations (as defined in the Loan Agreement), together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all obligations under any agreement in connection with the provision by Bank to Borrower of products and/or credit services facilities, including, without limitation, any letters of credit, cash management services (including, without limitation, merchant services, direct deposit of payroll, business credit cards, and check cashing services), interest rate swap arrangements, and foreign exchange services, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding (such obligations, collectively, the “Senior Debt”).

3.Creditor will not demand or receive from Borrower (and Borrower will not pay to Creditor) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Creditor exercise any remedy with respect to any property of Borrower, nor will Creditor accelerate the Subordinated Debt, or commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, until such time as (a) the Senior Debt has been fully paid in cash, (b) Bank has no commitment or obligation to lend any further funds to Borrower, and (c) all financing agreements between Bank and Borrower are terminated.  Nothing in the foregoing paragraph shall prohibit Creditor from converting all or any part of the Subordinated Debt into equity securities of Borrower, provided that, if such securities have any call, put or other conversion features that would obligate Borrower to declare or pay dividends, make distributions, or otherwise pay any money or deliver any other securities or consideration to the holder, Creditor hereby agrees that Borrower may not declare, pay or make such dividends, distributions or other payments to Creditor, and Creditor shall not accept any such dividends, distributions or other payments.

4.Creditor shall promptly deliver to Bank in the form received (except for endorsement or assignment by Creditor where required by Bank) for application to the Senior Debt any payment, distribution, security or proceeds received by Creditor with respect to the Subordinated Debt other than in accordance with this Agreement.

5.In the event of Borrower’s insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, including, without limitation, any voluntary or involuntary bankruptcy, insolvency, receivership or other similar statutory or common law proceeding or arrangement involving Borrower, the readjustment of its liabilities, any assignment for the benefit of its creditors or any marshalling of its assets or liabilities (each, an “Insolvency Proceeding”), (a) this Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, (b) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding, and (c) Bank’s claims against Borrower and the estate of Borrower shall be paid in full before any payment is made to Creditor.

6.Creditor shall give Bank prompt written notice of the occurrence of any default or event of default under any document, instrument or agreement evidencing or relating to the Subordinated Debt, and shall, simultaneously with giving any notice of default to Borrower, provide Bank with a copy of any notice of default given to Borrower.  Creditor acknowledges and agrees that any default or event of default under the Subordinated Debt documents shall be deemed to be a default and an event of default under the Senior Debt documents.

7.Until the Senior Debt has been fully paid in cash and Bank’s agreements to lend any funds to Borrower have been terminated, Creditor irrevocably appoints Bank as Creditor’s attorney-in-fact, and grants to Bank a power of attorney with full power of substitution, in the name of Creditor or in the name of Bank, for the use and benefit of Bank, without notice to Creditor, to perform at Bank’s option the following acts in any Insolvency Proceeding involving Borrower:

(a)To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Creditor if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such Insolvency Proceeding and if Bank elects, in its sole discretion, to file such claim or claims; and

(b)To accept or reject any plan of reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor’s claims in respect of any Subordinated Debt in any manner that Bank deems appropriate for the enforcement of its rights hereunder.

In addition to and without limiting the foregoing:  (x) until the Senior Debt has been fully paid in cash and Bank’s agreements to lend any funds to Borrower have been terminated, Creditor shall not commence or join in any involuntary bankruptcy petition or similar judicial proceeding against Borrower, and (y) if an Insolvency Proceeding occurs:  (i) Creditor shall not assert, without the prior written consent of Bank, any claim, motion, objection or argument in respect of the Collateral in connection with any Insolvency Proceeding which could otherwise be asserted or raised in connection with such Insolvency Proceeding, including, without limitation, any claim, motion, objection or argument seeking adequate protection or relief from the automatic stay in respect of the Collateral, (ii) Bank may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of Creditor as (if applicable) holder of an interest in the Collateral, (iii) if use of cash collateral by Borrower is consented to by Bank, Creditor shall not oppose such use of cash collateral on the basis that Creditor’s interest in the Collateral (if any) is impaired by such use or inadequately protected by such use, or on any other ground, and (iv) Creditor shall not object to, or oppose, any sale or other disposition of any assets comprising all or part of the Collateral, free and clear of security interests, liens and claims of any party, including Creditor, under Section 363 of the United States Bankruptcy Code or otherwise, on the basis that the interest of Creditor in the Collateral (if any) is impaired by such sale or inadequately protected as a result of such sale, or on any other ground (and, if requested by Bank, Creditor shall affirmatively and promptly consent to such sale or disposition of such assets), if Bank has consented to, or supports, such sale or disposition of such assets.

8.Creditor represents and warrants that Creditor has provided Bank with true and correct copies of all of the documents evidencing or relating to the Subordinated Debt.  Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement.  By the execution of this Agreement, Creditor hereby authorizes Bank to amend any financing statements filed by Creditor against Borrower as follows:  “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and Silicon Valley Bank, the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of Silicon Valley Bank in all assets of the Debtor, notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and Silicon Valley Bank.”

9.No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower.  By way of example, such instruments shall not be amended to (a) increase the rate of interest with respect to the Subordinated Debt, or (b) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.  Bank shall have the sole and exclusive right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of property of Borrower except in accordance with the terms of the Senior Debt.  Upon written notice from Bank to Creditor of Bank’s agreement to release its lien on all or any portion of the Collateral in connection with the sale, transfer or other disposition thereof by Bank (or by Borrower with consent of Bank), Creditor shall be deemed to have also, automatically and simultaneously, released its lien on the Collateral, and Creditor shall upon written request by Bank, immediately take such action as shall be necessary or appropriate to evidence and confirm such release.  All proceeds resulting from any such sale, transfer or other disposition shall be applied first to the Senior Debt until payment in full thereof, with the balance, if any, to the Subordinated Debt, or to any other entitled party.  If Creditor fails to release its lien as required hereunder, Creditor hereby appoints Bank as attorney in fact for Creditor with full power of substitution to release Creditor’s liens as provided hereunder.  Such power of attorney being coupled with an interest shall be irrevocable.

10.All necessary action on the part of Creditor, its officers, directors, partners, members and shareholders, as applicable, necessary for the authorization of this Agreement and the performance of all obligations of Creditor hereunder has been taken.  This Agreement constitutes the legal, valid and binding obligation of Creditor, enforceable against Creditor in accordance with its terms.  The execution, delivery and performance of and compliance with this Agreement by Creditor will not (a) result in any material violation or default of any term of any of Creditor’s charter, formation or other organizational documents (such as Articles or Certificate of Incorporation, bylaws, partnership agreement, operating agreement, etc.) or (b) violate any material applicable law, rule or regulation.

11.If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by Bank for any reason (including, without limitation, any Insolvency

Proceeding), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Bank all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder.  At any time and from time to time, without notice to Creditor, Bank may take such actions with respect to the Senior Debt as Bank, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person.  No such action or inaction shall impair or otherwise affect Bank’s rights hereunder.  Creditor waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor, or that may give the subordinating creditor the right to require a senior creditor to marshal assets, and Creditor agrees that it shall not assert any such defenses or rights.

12.This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assigns of Bank, provided, however, Creditor agrees that, prior and as conditions precedent to Creditor assigning all or any portion of the Subordinated Debt:  (a) Creditor shall give Bank prior written notice of such assignment, and (b) such successor or assignee, as applicable, shall execute a written agreement whereby such successor or assignee expressly agrees to assume and be bound by all terms and conditions of this Agreement with respect to Creditor.  This Agreement shall remain effective until terminated in writing by Bank.  This Agreement is solely for the benefit of Creditor and Bank and not for the benefit of Borrower or any other party.  Creditor further agrees that if Borrower is in the process of refinancing any portion of the Senior Debt with a new lender, and if Bank makes a request of Creditor, Creditor shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

13.Creditor hereby agrees to execute such documents and/or take such further action as Bank may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement, including, without limitation, ratifications and confirmations of this Agreement from time to time hereafter, as and when requested by Bank.

14.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

15.This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to conflicts of laws principles.  Creditor and Bank submit to the exclusive jurisdiction of the state and federal courts located in Cook County, Illinois in any action, suit, or proceeding of any kind, against it which arises out of or by reason of this Agreement; provided, however, that if for any reason Bank cannot avail itself of the Courts of the State of Illinois, Creditor accepts jurisdiction of the Courts and venue in Santa Clara County, California.  CREDITOR AND BANK WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

16.This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments.  Creditor is not relying on any representations by Bank or Borrower in entering into this Agreement, and Creditor has kept and will continue to keep itself fully apprised of the financial and other condition of Borrower.  This Agreement may be amended only by written instrument signed by Creditor and Bank.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Bank”

SILICON VALLEY BANK

By:/s/ Kimberly Stover

Name: Kimberly Stover

Title: Client Relations Manager

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT DATED DECEMBER 17, 2013]

“Creditor”

____________________________

By: _________________________

Name:

Title

Address:    ____________________

____________________

Attn: _______________

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT DATED DECEMBER 17, 2013]

The undersigned approves of the terms of this Agreement.

“Borrower”

WIRELESS RONIN TECHNOLOGIES, INC.

By:  /s/ Scott Koller

Name: Scott Koller

Title: President & Chief Financial Officer

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT DATED DECEMBER 17, 2013]

SCHEDULE 6.2

PERMITTED INDEBTEDNESS

The Company’s revolving line of credit with Silicon Valley Bank pursuant to that certain Loan and Security Agreement dated March 18, 2010, as amended from time to time, including but not limited to outstanding letters of credit thereunder